                           REVOLVING CREDIT AGREEMENT


                            dated as of June 21, 2002


                                  STAPLES, INC.


                            THE LENDERS NAMED HEREIN,


                              FLEET NATIONAL BANK,
                                    AS AGENT,


                             CITICORP USA, INC. AND
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                            AS CO-SYNDICATION AGENTS,


                                       AND


                                HSBC BANK USA AND
                              JPMORGAN CHASE BANK,
                           AS CO-DOCUMENTATION AGENTS


                                      WITH


                             FLEET SECURITIES, INC.
                            HAVING ACTED AS ARRANGER

                                TABLE OF CONTENTS

                                                                                PAGE
Section 1.  DEFINITIONS AND RULES OF INTERPRETATION................................1

       Section 1.1.  DEFINITIONS...................................................1
       Section 1.2.  RULES OF INTERPRETATION......................................15

Section 2.  THE REVOLVING CREDIT FACILITY.........................................16
       Section 2.1.  COMMITMENT TO LEND SYNDICATED LOANS..........................16
       Section 2.2.  REQUESTS FOR SYNDICATED LOANS................................16
       Section 2.3.  COMPETITIVE BID LOANS........................................17
                  Section 2.3.1.  COMPETITIVE BID BORROWINGS......................17
                  Section 2.3.2.  MAXIMUM COMPETITIVE BID LOANS; FUNDING LOSSES...20
                  Section 2.3.3.  REPAYMENT OF COMPETITIVE BID LOANS..............20
       Section 2.4.  FUNDS FOR REVOLVING CREDIT LOANS.............................20
                  Section 2.4.1.  FUNDING PROCEDURES..............................20
                  Section 2.4.2.  ADVANCES BY AGENT...............................20
       Section 2.5.  THE NOTES....................................................21
       Section 2.6.  REDUCTION OF TOTAL COMMITMENT................................22
       Section 2.7.  MATURITY AND OTHER MANDATORY REPAYMENTS OF REVOLVING
                 CREDIT LOANS.....................................................22
       Section 2.8.  OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS................22
       Section 2.9.  INTEREST ON REVOLVING CREDIT LOANS...........................23
       Section 2.10. CONVERSION OPTIONS...........................................23
                Section 2.10.1.  CONVERSION TO DIFFERENT TYPE OF SYNDICATED LOAN..23
                Section 2.10.2.  CONTINUATION OF TYPE OF SYNDICATED LOAN..........23
                Section 2.10.3.  EURODOLLAR RATE LOANS............................24
       Section 2.11.  THE SWING LINE..............................................24
                Section 2.11.1.  THE SWING LINE LOANS.............................24
                Section 2.11.2.  NOTICE OF BORROWING..............................24
                Section 2.11.3.  INTEREST ON SWING LINE LOANS.....................25
                Section 2.11.4.  REPAYMENT OF SWING LINE LOANS....................25
                Section 2.11.5.  THE SWING LINE NOTE..............................26
       Section 2.12.  REQUEST FOR EXTENSION OF MATURITY DATE......................26

Section 3.  LETTERS OF CREDIT.....................................................26
       Section 3.1.  LETTERS OF CREDIT............................................26
       Section 3.2.  REIMBURSEMENT OBLIGATION OF THE BORROWER.....................27
       Section 3.3.  LETTER OF CREDIT LOAN OBLIGATIONS ABSOLUTE...................27
       Section 3.4.  OBLIGATIONS OF THE LENDERS...................................28
       Section 3.5.  LETTER OF CREDIT FEE.........................................29

Section 4.  CERTAIN GENERAL PROVISIONS; FEES......................................29
         Section 4.1.  CLOSING AND AGENT FEES.....................................29
         Section 4.2.  OTHER FEES.................................................29
                  Section 4.2.1.  FACILITY FEE....................................29
                  Section 4.2.2.  UTILIZATION FEE.................................29
         Section 4.3.  FUNDS FOR PAYMENTS.........................................30
                  Section 4.3.1.  PAYMENTS TO AGENT...............................30

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                                      -ii-

                  Section 4.3.2.  NO OFFSET, ETC..................................30
                  Section 4.3.3.  WITHHOLDING.....................................30
         Section 4.4.  COMPUTATIONS...............................................31
         Section 4.5.  INABILITY TO DETERMINE EURODOLLAR RATE.....................31
         Section 4.6.  ILLEGALITY.................................................31
         Section 4.7.  ADDITIONAL COSTS, ETC......................................32
         Section 4.8.  CAPITAL ADEQUACY...........................................33
         Section 4.9.  CERTIFICATE................................................33
         Section 4.10. INDEMNITY..................................................33
         Section 4.11. INTEREST ON OVERDUE AMOUNTS................................34
         Section 4.12. REPLACEMENT OF INDIVIDUAL LENDERS..........................34
         Section 4.13. GUARANTIES.................................................34

SECTION 5.  REPRESENTATIONS AND WARRANTIES........................................35
         Section 5.1.  CORPORATE AUTHORITY........................................35
                  Section 5.1.1.  INCORPORATION; GOOD STANDING....................35
                  Section 5.1.2.  AUTHORIZATION...................................35
                  Section 5.1.3.  ENFORCEABILITY..................................35
         Section 5.2.  GOVERNMENTAL APPROVALS.....................................36
         Section 5.3.  TITLE TO PROPERTIES; LEASES................................36
         Section 5.4.  FINANCIAL STATEMENTS; FISCAL YEAR..........................36
         Section 5.5.  NO MATERIAL CHANGES, ETC...................................36
         Section 5.6.  FRANCHISES, PATENTS, COPYRIGHTS, ETC.......................37
         Section 5.7.  LITIGATION.................................................37
         Section 5.8.  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC...............37
         Section 5.9.  TAX STATUS.................................................37
         Section 5.10. NO EVENT OF DEFAULT........................................37
         Section 5.11. HOLDING COMPANY AND INVESTMENT COMPANY ACTS................37
         Section 5.12. EMPLOYEE BENEFIT PLANS.....................................37
                Section 5.12.1.  IN GENERAL.......................................37
                Section 5.12.2.  TERMINABILITY OF WELFARE PLANS...................38
                Section 5.12.3.  GUARANTEED PENSION PLANS.........................38
                Section 5.12.4.  MULTIEMPLOYER PLANS..............................38
         Section 5.13.  REGULATIONS U AND X, ETC..................................38
         Section 5.14.  ENVIRONMENTAL COMPLIANCE..................................38
         Section 5.15.  SUBSIDIARIES, ETC.........................................39

SECTION 6.  AFFIRMATIVE COVENANTS OF THE BORROWER.................................39
         Section 6.1.  PUNCTUAL PAYMENT...........................................40
         Section 6.2.  MAINTENANCE OF OFFICE......................................40
         Section 6.3.  RECORDS AND ACCOUNTS.......................................40
         Section 6.4.  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.........40
         Section 6.5.  NOTICES....................................................41
         Section 6.6.  LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES.................41
         Section 6.7.  INSURANCE..................................................42
         Section 6.8.  TAXES......................................................42
         Section 6.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC....................42
         Section 6.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.....42
         Section 6.11. EMPLOYEE BENEFIT PLANS.....................................43
         Section 6.12. USE OF PROCEEDS............................................43

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                                     -iii-

         Section 6.13. LICENSES AND PERMITS.......................................43
         Section 6.14. FURTHER ASSURANCES.........................................43

Section 7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER............................43
         Section 7.1.  RESTRICTIONS ON INDEBTEDNESS ..............................43
         Section 7.2.  RESTRICTIONS ON LIENS......................................45
         Section 7.3.  RESTRICTIONS ON INVESTMENTS................................47
         Section 7.4.  DISTRIBUTIONS..............................................48
         Section 7.5.  EMPLOYEE BENEFIT PLANS.....................................48
         Section 7.6.  MERGER AND CONSOLIDATION; ACQUISITIONS.....................48
         Section 7.7.  DISPOSITION OF ASSETS AND SALE-LEASEBACK TRANSACTIONS......49
         Section 7.8.  SUBORDINATED DEBT..........................................49

Section 8.  FINANCIAL COVENANTS OF THE BORROWER...................................49
         Section 8.1.  FIXED CHARGE COVERAGE RATIO................................49
         Section 8.2.  ADJUSTED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO.........50

Section 9.  CLOSING CONDITIONS....................................................50
         Section 9.1.  LOAN  DOCUMENTS............................................50
         Section 9.2.  CERTIFIED COPIES OF CHARTER DOCUMENTS......................50
         Section 9.3.  CORPORATE ACTION...........................................50
         Section 9.4.  INCUMBENCY CERTIFICATE.....................................50
         Section 9.5.  OPINION OF COUNSEL.........................................50
         Section 9.6.  PAYMENT OF FEES............................................50
         Section 9.7.  TERMINATION OF EXISTING CREDIT AGREEMENTS..................51
         Section 9.8.  COMPLIANCE CERTIFICATE.....................................51
         Section 9.9.  UCC SEARCH RESULTS.........................................51
         Section 9.10. CERTIFICATE OF INSURANCE...................................51
         Section 9.11. NO MATERIAL ADVERSE CHANGE.................................51

Section 10.  CONDITIONS TO ALL BORROWINGS.........................................51
         Section 10.1.  REPRESENTATIONS TRUE; NO EVENT OF DEFAULT.................51
         Section 10.2.  NO LEGAL IMPEDIMENT.......................................51
         Section 10.3.  GOVERNMENTAL REGULATION...................................51
         Section 10.4.  PROCEEDINGS AND DOCUMENTS.................................52

Section 11.  EVENTS OF DEFAULT; ACCELERATION; ETC.................................52
         Section 11.1.  EVENTS OF DEFAULT AND ACCELERATION........................52
         Section 11.2.  TERMINATION OF COMMITMENTS................................55
         Section 11.3.  REMEDIES..................................................55

Section 12.  SETOFF...............................................................55

Section 13.  THE AGENT............................................................56
         Section 13.1.  AUTHORIZATION.............................................56
         Section 13.2.  EMPLOYEES AND AGENTS......................................57
         Section 13.3.  NO LIABILITY..............................................57
         Section 13.4.  NO REPRESENTATIONS........................................57
                Section 13.4.1.  GENERAL..........................................57
                Section 13.4.2.  CLOSING DOCUMENTATION, ETC.......................57

                                      -iv-

         Section 13.5.  PAYMENTS..................................................58
                Section 13.5.1.  PAYMENTS TO AGENT................................58
                Section 13.5.2.  DISTRIBUTION BY AGENT............................58
                Section 13.5.3.  DELINQUENT LENDERS...............................58
         Section 13.6.  HOLDERS OF NOTES..........................................58
         Section 13.7.  INDEMNITY.................................................58
         Section 13.8.  AGENT AS LENDER; ETC......................................59
         Section 13.9.  RESIGNATION...............................................59
         Section 13.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT............59

Section 14.  EXPENSES.............................................................59

Section 15.  INDEMNIFICATION......................................................60

Section 16.  SURVIVAL OF COVENANTS, ETC...........................................60

Section 17.  ASSIGNMENT AND PARTICIPATION.........................................61
         Section 17.1.  CONDITIONS TO ASSIGNMENT BY LENDERS.......................61
         Section 17.2.  CERTAIN REPRESENTATIONS AND WARRANTIES;
                    LIMITATIONS; COVENANTS........................................61
         Section 17.3.  REGISTER..................................................62
         Section 17.4.  NEW NOTES.................................................62
         Section 17.5.  PARTICIPATIONS............................................62
         Section 17.6.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER......63
         Section 17.7.  MISCELLANEOUS ASSIGNMENT PROVISIONS.......................63
         Section 17.8.  ASSIGNMENT BY BORROWER....................................64

Section 18.  NOTICES, ETC.........................................................64

Section 19.  GOVERNING LAW........................................................64

Section 20.  HEADINGS.............................................................65

Section 21.  COUNTERPARTS.........................................................65

Section 22.  ENTIRE AGREEMENT, ETC................................................65

Section 23.  WAIVER OF JURY TRIAL.................................................65

Section 24.  CONSENTS, AMENDMENTS, WAIVERS, ETC...................................65

Section 25.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION........................66
         Section 25.1.  CONFIDENTIALITY...........................................66
         Section 25.2.  PRIOR NOTIFICATION........................................67
         Section 25.3.  OTHER.....................................................67

Section 26.  SEVERABILITY.........................................................67

                                      -v-

                             EXHIBITS AND SCHEDULES

         Exhibit A          Form of Loan Request
         Exhibit B          Form of Competitive Bid Quote Request
         Exhibit C          Form of Invitation for Competitive Bid Quotes
         Exhibit D-1        Form of Competitive Bid Quote
         Exhibit D-2        Form of Notice of Competitive Bid Borrowing
         Exhibit D-3        Form of Notice of Competitive Bid Loans
         Exhibit E-1        Form of Syndicated Note
         Exhibit E-2        Form of Competitive Bid Note
         Exhibit E-3        Form of Swing Line Note
         Exhibit F          Form of Guaranty
         Exhibit G          Form of Compliance Certificate
         Exhibit H          Form of Assignment and Acceptance
         Exhibit I          Form of Swing Line Loan Request

         Schedule 1         Lenders
         Schedule 2         Guarantors
         Schedule 5.3       Title to Properties, Leases
         Schedule 5.7       Litigation
         Schedule 5.9       Taxes
         Schedule 5.12      Pension Liabilities
         Schedule 5.14      Environmental Compliance
         Schedule 5.15(a)   Subsidiaries
         Schedule 5.15(b)   Joint Ventures and Partnerships
         Schedule 5.15(c)   Equity Interests of 50% or Less
         Schedule 7.1       Existing Indebtedness
         Schedule 7.2       Existing Liens
         Schedule 7.3       Existing Investments

                           REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT, dated as of June 21, 2002, is by and among
(a) STAPLES, INC. (the "BORROWER"), a Delaware corporation having its principal place of business at 500 Staples Drive, Framingham, MA 01701, (b) FLEET NATIONAL BANK and the other lending institutions listed on SCHEDULE 1 attached hereto (the "LENDERS"), (c) FLEET NATIONAL BANK, as administrative agent (in such capacity, the "AGENT") for the Lenders, (d) CITICORP USA, INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-syndication agents for the Lenders (collectively the "CO-SYNDICATION AGENTS"), and (e) HSBC BANK USA and JPMORGAN CHASE BANK, as co-documentation agents for the Lenders (collectively the "CO-DOCUMENTATION AGENTS").

     SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

     SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ADJUSTMENT DATE. The date which is three (3) Business Days after a Compliance Certificate is delivered by the Borrower pursuant to Section 6.4(c) hereof.

     AFFILIATE. Any Person that would be considered to be an affiliate of a Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the Closing Date, if such Person were issuing securities.

     AGENT. As defined in the preamble hereto.

     AGENTS. Collectively, (a) the Agent, (b) the Co-Syndication Agents and (c) the Co-Documentation Agents.

     AGENT FEES. See Section 4.1 hereof.

     AGENT'S HEAD OFFICE. The Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

     APPLICABLE MARGIN. The Applicable Margin shall be in effect for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "RATE ADJUSTMENT PERIOD") based on a determination of the Fixed Charge Coverage Ratio and the Senior Debt Rating. The Fixed Charge Coverage Ratio shall be determined as at the end of the fiscal period for which financial statements and a Compliance Certificate have most recently been delivered to the Agent pursuant to Section 6.4 and the Senior Debt Rating shall be determined as of the last day of the preceding Rate Adjustment Period. The Applicable Margin shall be the applicable rate PER ANNUM, corresponding to the lower of the Levels set forth in the table below (with Level I being the lowest level and Level VI being the highest level) corresponding to the Fixed Charge Coverage Ratio or the Senior Debt Rating, PROVIDED THAT if the Fixed Charge Coverage Ratio and Senior Debt Rating are more than one Level apart, the Applicable Margin shall be one Level below the higher of the two applicable Levels. In the event that the Senior Debt Ratings assigned by Moody's and S&P are not equivalent, the following criteria shall determine which Level shall be applicable to the Senior Debt Rating: (a) if the Senior Debt Ratings are one Level apart, the Level applicable to the Senior Debt Rating shall be the lower of the two Levels and (b) if the Senior Debt Ratings are more than one Level apart, the Level applicable to the Senior Debt Rating shall be one Level below the higher of the two Levels. For purposes of clarity, the parties hereto acknowledge that (i) the Applicable Margin with respect to Eurodollar Rate Loans shall be the rate per annum set forth in column D in the table below,
(ii) the Facility Fee shall be the rate per annum set forth in column E in the table below and (iii) the Utilization Fee shall be the rate per annum set forth in column F.

------------- ------------------- ------------------------ ---------------- ----------------- --------------------
     A                B                      C                    D                E                   F
------------- ------------------- ------------------------ ---------------- ----------------- --------------------
   LEVEL         FIXED CHARGE       SENIOR DEBT RATING       EURODOLLAR       FACILITY FEE      UTILIZATION FEE
                COVERAGE RATIO                               RATE LOANS
------------- ------------------- ------------------------ ---------------- ----------------- --------------------
     I             greater than
                   or equal to
                   2.75:1         S&P: A-                      0.350%            0.100%             0.050%
                                  Moody's: A3 or better
------------- ------------------- ------------------------ ---------------- ----------------- --------------------
     II            greater than
                   or equal to
                   2.50:1         S&P: BBB+                    0.525%            0.125%             0.100%
                     and          Moody's: Baa1 or better
                   less than
                   2.75:1
------------- ------------------- ------------------------ ---------------- ----------------- --------------------
    III            greater than
                   or equal to
                   2.25:1         S&P: BBB                     0.650%            0.150%             0.075%
                     and          Moody's: Baa2 or better
                   less than
                   2.50:1
------------- ------------------- ------------------------ ---------------- ----------------- --------------------
     IV            greater than
                   or equal to
                   2.00:1         S&P: BBB-                    0.800%            0.200%             0.125%
                     and          Moody's: Baa3 or better
                   less than
                   2.25:1
------------- ------------------- ------------------------ ---------------- ----------------- --------------------
     V             greater than
                   or equal to
                   1.75:1         S&P: BB+                     0.950%            0.300%             0.250%
                     and          Moody's: Ba1 or better
                   less than
                   2.00:1
------------- ------------------- ------------------------ ---------------- ----------------- --------------------
     VI            less than
                   1.75:1         lower than                   1.100%            0.350%             0.300%
                                  S&P: BB+
                                  Moody's: Ba1 or unrated
------------- ------------------- ------------------------ ---------------- ----------------- --------------------

     Notwithstanding the foregoing, (A) for the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the date which is six months from the Closing Date, the Applicable Margin shall be that corresponding to Level III in the table above, and (B) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 6.4(c) hereof then, for the period commencing on the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin corresponding to Level VI above.

     APPLICABLE PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

     APPROVED FUND. Any Fund that is administered or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     ARRANGER. Fleet Securities, Inc., a Massachusetts corporation.

     ASSIGNMENT AND ACCEPTANCE. See Section 17.1 hereof.

     BALANCE SHEET DATE. February 2, 2002.

     BASE RATE LOANS. Any Revolving Credit Loans bearing interest calculated by reference to the Prime Rate.

     BORROWER. As defined in the preamble hereto.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts and New York, New York, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     CAPITAL STOCK. With respect to any corporation, partnership, trust, unincorporated association, joint venture, limited liability company, or other legal or business entity, any and all shares, interests, participations or other equivalent (however designated) of capital stock of such entity, any and all limited or general partnership interests and equivalent ownership interests in such entity, any and all warrants and options to purchase any of the foregoing, and any securities convertible into any of the foregoing.

     CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     CLOSING DATE. The first date on which the conditions set forth in Section 8 hereof have been satisfied, which shall be no later than June 30, 2002.

     CODE. The Internal Revenue Code of 1986.

     CO-DOCUMENTATION AGENTS. As defined in the preamble hereto.

     COMMITMENT. The agreement of each Lender, subject to the terms and conditions of this Credit Agreement, to make Revolving Credit Loans to, and to participate in Swing Line Loans and the issuance, extension and renewal of Letters of Credit for the account of the Borrower.

     COMMITMENT AMOUNT. With respect to each Lender, the amount of such Lender's Commitment set forth on SCHEDULE 1 attached hereto, as the same may be reduced from time to time in accordance with the terms of this Credit Agreement; or if the Total Commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1 attached hereto as such Lender's percentage of the Total Commitment.

     COMPETITIVE BID LOAN(S). A borrowing hereunder consisting of one or more revolving credit loans made by any of the Lenders whose offer to make a revolving credit loan as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.3 hereof.

     COMPETITIVE BID NOTE. See Section 2.5(b) hereof.

     COMPETITIVE BID QUOTE. An offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.3 ereof.

     COMPETITIVE BID QUOTE REQUEST. See Section 2.3.1(b) hereof.

     COMPETITIVE BID RATE. See Section 2.3.1(d)(ii)(C) hereof.

     COMPETITIVE BID SUBLIMIT. $150,000,000.

     COMPLIANCE CERTIFICATE. See Section 6.4(c) hereof.

     CONFIDENTIAL INFORMATION. All information relating to the Borrower or any of its Subsidiaries that is labeled by the Borrower or such Subsidiary as confidential at the time such information is supplied by the Borrower or such Subsidiary to a Lender, other than information which (a) is public knowledge or generally available to the public, or (b) is obtained by any of the Lenders, whether prior to or after disclosure to such Lender by the Borrower or any of its Subsidiaries, from a source other than the Borrower or any of its Subsidiaries, provided that such information is not known by such Lender to have been disclosed by any party in violation of a confidentiality agreement with the Borrower or any of its Subsidiaries, any other obligation of nondisclosure with respect to the Borrower or any of its Subsidiaries or any applicable statutory or regulatory limitation imposed on the disclosure of such information.

     CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     CONSOLIDATED ADJUSTED FUNDED DEBT. With respect to the Borrower and its Subsidiaries, as at any date of determination, on a consolidated basis, the aggregate of (a) Consolidated Total Funded Debt as of such date PLUS (b) (i) Rental Expense for the period of twelve consecutive months then ended MULTIPLIED BY (ii) eight (8).

     CONSOLIDATED EBIT. Consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deducting all expenses and other proper charges other than interest expense, taxes and any noncash nonrecurring charges, and excluding
(a) all extraordinary and nonrecurring items of income but not losses (except to the extent such extraordinary losses are offset by such extraordinary income) and (b) all income or loss from any corporation, partnership, limited liability company, joint venture or other entity in which the Borrower or any of its Subsidiaries holds not more than a fifty percent (50%) ownership interest, as determined in accordance with GAAP; PROVIDED that (i) there shall be excluded in calculating consolidated net income (or deficit) for purposes of this definition any noncash losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Accounting Principles Board Opinion No. 142 and (ii) for purposes of calculating the Obligor Group Requirement, the Persons included in the calculation of Consolidated EBIT shall be as set forth in the definition of Obligor Group Requirement.

     CONSOLIDATED TOTAL ASSETS. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; PROVIDED that for purposes of calculating the Obligor Group Requirement, the Persons included in the calculation of Consolidated Total Assets shall be as set forth in the definition of the Obligor Group Requirement.

     CONSOLIDATED TOTAL FUNDED DEBT. With respect to the Borrower and its Subsidiaries, as at any date of determination, on a consolidated basis, the aggregate (without duplication) of (a) all outstanding Indebtedness of the Borrower and its Subsidiaries relating to or in respect of (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds and standby letters of credit outstanding but excluding documentary letters of credit, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) any Synthetic Leases or any Capitalized Leases, and (iv) the Securitization, PLUS (b) all Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower or any of its Subsidiaries.

     CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and Synthetic Leases, and including facility fees, commitment fees, usage fees, agency fees, balance deficiency fees, and similar fees or expenses in connection with the borrowing of money, as determined in accordance with GAAP.

     CONTINGENT LIABILITIES. Any guaranties, endorsements, obligations to reimburse the issuer in respect of any letters of credit, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent in accordance with GAAP consistently applied, excluding, however, (a) product warranties given in the ordinary course of business, (b) endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business, and (c) reimbursement obligations in respect of documentary trade letters of credit.

     CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Syndicated Loan in accordance with
Section 2.10 hereof.

     CO-SYNDICATION AGENTS. As defined in the preamble hereto.

     CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     DEFAULT. See Section 11.1 hereof.

     DELINQUENT LENDER. See Section 13.5.3 hereof.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

     DOLLARS or $. Dollars in lawful currency of the United States of America.

     DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 attached hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

     DOMESTIC SUBSIDIARY. Any Subsidiary that is organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

     DRAWDOWN DATE. The date on which any Syndicated Loan is made or is to be made, and the date on which any Syndicated Loan is converted or continued in accordance with Section 2.10 hereof.

     ELIGIBLE ASSIGNEE. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, or the central bank of any country which is a member of the OECD, PROVIDED, in each case, that such bank (i) is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD and
(ii) has delivered to the Agent, on the date on which the Assignment and Acceptance to which such Eligible Assignee is a party becomes effective, the forms referred to in Section 3.3.3 hereof; (d) a Lender or an Affiliate of a Lender; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     ENVIRONMENTAL LAWS. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), CERCLA, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

     ENVIRONMENTAL NOTICE. Any notice to the Borrower or any of its Subsidiaries from any third party including, without limitation: any federal, state or local governmental authority,

(a) that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any Hazardous Substances which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (c) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding in connection with the release of Hazardous Substances.

     ERISA. The Employee Retirement Income Security Act of 1974.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "EUROCURRENCY LIABILITIES" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     EURODOLLAR LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 attached hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

     EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate (rounded upwards to the nearest 1/16 of one percent) per annum at which the Reference Lender's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Rate.

     EURODOLLAR RATE LOANS. Any Syndicated Loans bearing interest calculated by reference to the Eurodollar Rate.

     EVENT OF DEFAULT. See Section 11.1 hereof.

     EXISTING CREDIT AGREEMENTS. Collectively, (a) the Revolving Credit Agreement, dated as of November 13, 1997, as amended, by and among the Borrower, the lending institutions party thereto, Fleet National Bank (f/k/a BankBoston, N.A.) as administrative and documentation agent for such lending institutions, The Chase Manhattan Bank, as syndication agent for such lending institutions, and the co-agents named therein and (b) the Revolving Credit Agreement dated as of June 25, 2001, as amended, by and among the Borrower, the lending institutions party thereto, Fleet National Bank as administrative agent for such lending institutions and Citibank, N.A. and First Union National Bank, as documentation agents for such lending institutions.

     FACILITY FEE. See Section 4.2.1 hereof.

     FEE LETTER. See Section 4.1 hereof.

     FINANCIAL AFFILIATE. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by
Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. Section 1843).

     FIXED CHARGE COVERAGE RATIO. See Section 8.1 hereof.

     FIXED RATE LOAN. A Swing Line Loan bearing interest at a fixed rate for a period of time agreed to by the Borrower and the Agent pursuant to Section 2.11.3.

     FLEET. Fleet National Bank, a national banking association, in its individual capacity.

     FUND. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     GAAP OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in Sections 7 and 8 hereof and in the calculation of the Obligor Group Requirement, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of GAAP a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTIES. The Guaranty by each Guarantor in favor of the Agent for the benefit of the Lenders and the Agent, dated as of the date hereof, and each additional guaranty executed by a Subsidiary acquired or formed after the date hereof.

     GUARANTORS. Those Subsidiaries of the Borrower listed on SCHEDULE 2 attached hereto, as such schedule may be modified from time to time in accordance with Section 4.13 hereof.

     HAZARDOUS SUBSTANCES. Any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of interest rate protection arrangements and exchange rate protection arrangements;
(d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) every obligation of such Person under any Synthetic Lease.

     INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period, the last day of each 3 month period thereafter, and, in addition, the last day of such Interest Period; (c) as to any Competitive Bid Loan, on the last day of the Interest Period applicable thereto; and (d) with respect to any Swing Line Loan, the day that such Swing Line Loan is required to be repaid.

     INTEREST PERIOD. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter;
(ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; (iii) for any Competitive Bid Loan, from 7 through 120 days; and (iv) for any Fixed Rate Loan, the period requested by the Borrower and agreed to by the Agent pursuant to Section 2.11.3, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in Section
     2.10 hereof, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

          (E) any Interest Period relating to any Revolving Credit Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

          (F) if the Borrower shall fail to give notice to the Agent of its intention to continue a Fixed Rate Loan as provided in Section 2.11.3, the Borrower shall be deemed to have requested a conversion of the affected Fixed Rate Loan to a Swing Line Loan which is not a Fixed Rate Loan on the last day of the then current Interest Period with respect thereto.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     INVITATION FOR COMPETITIVE BID QUOTES. See Section 2.3.1(c) hereof.

     ISSUING BANK. Fleet, HSBC Bank USA or such other lender as may be selected by the Borrower, with the consent of the Agent (such consent not to be unreasonably withheld), to issue Letters of Credit hereunder. An Issuing Bank may arrange, with the consent of the Borrower, for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Nothing herein shall be deemed to restrict the right of an Issuing Bank to issue letters of credit outside of this Credit Agreement.

     JOINDER AGREEMENTS. Joinder agreements in substantially the form of EXHIBIT I hereto pursuant to which Subsidiaries of the Borrower become parties to and agree to be bound by the provisions of the Guaranty as a Guarantor.

     LENDER AFFILIATE. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

     LENDERS. As defined in the preamble hereto, which term shall include any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 17 hereof. Unless the context otherwise requires, the term "Lenders" includes the Issuing Bank and the Agent in its capacity as lender of the Swing Line Loans.

     LETTER(S) OF CREDIT. Standby and documentary letters of credit issued by the Issuing Bank from time to time for the account of the Borrower hereunder.

     LETTER OF CREDIT FEE. See Section 3.5 hereof.

     LOAN DOCUMENTS. This Credit Agreement, the Notes, the Guaranties, the Fee Letter and any other documents delivered pursuant to this Credit Agreement.

     LOAN REQUEST. See Section 2.2 hereof.

     LOANS. Revolving Credit Loans made or to be made by the Lenders to the Borrower pursuant to Section 2 hereof, whether Syndicated Loans or Competitive Bid Loans, and Swing Line Loans.

     MARGIN REGULATIONS. See Section 5.13 hereof.

     MATURITY DATE. June 21, 2005, as the same may be extended in the discretion of the Lenders pursuant to Section 2.12.

     MAXIMUM DRAWING AMOUNT. On the date as of which the maximum drawing amount is to be determined, the aggregate maximum amount which the beneficiaries may draw from time to time under Letters of Credit issued for the account of the Borrower pursuant to Section 3.1 hereof.

     MEASUREMENT PERIOD. See Section 8.1 hereof.

     MONEY MARKET RATE. With respect to any Swing Line Loan, the lesser of (a) the Prime Rate and (b) such other rate per annum as is quoted by the Agent from time to time for Swing Line Loans.

     MOODY'S. Moody's Investors Service, Inc.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NOTES. The Syndicated Notes, the Competitive Bid Notes and the Swing Line Note, or, when used in the singular, any of such Notes.

     NOTICE OF COMPETITIVE BID BORROWING. See Section 2.3.1(f) hereof.

     OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred, or any of the Notes, Reimbursement Agreements, Letters of Credit or other instruments at any time evidencing any thereof.

     OBLIGOR GROUP. Collectively, the Borrower and the Guarantors (including any Subsidiary of the Borrower which as of any date of determination has become a Guarantor pursuant to the provisions of this Credit Agreement).

     OBLIGOR GROUP REQUIREMENT. The requirement that, as of any date of determination, Consolidated EBIT of the Obligor Group for the Measurement Period most recently ended shall not be less than $275,000,000.

     OPTION LOANS. See Section 7.3 hereof.

     OUTSTANDING or OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted under Section 7.2 hereof.

     PERSON. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PRIME RATE. The higher of (a) the annual rate of interest announced from time to time by Fleet at its office in Boston, Massachusetts, as its "prime rate" and (b) one-half of one percent (1/2%) per annum above the Federal Funds Effective Rate. For the purposes of this definition, "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent. Changes in the Prime Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

     RATE ADJUSTMENT PERIOD. See definition of Applicable Margin.

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

     REFERENCE LENDER. Fleet.

     REIMBURSEMENT AGREEMENTS. The applications made and agreements entered into between the Issuing Bank and the Borrower relating to Letters of Credit in form and substance satisfactory to the Issuing Bank.

     REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Issuing Bank on account of any drawing under any Letter of Credit.

     RENTAL EXPENSE. All obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real property relating to retail stores, other than obligations in respect of Capitalized Leases and Synthetic Leases.

     REPLACEMENT LENDER. See Section 4.12 hereof.

     REQUIRED LENDERS. As of any date, the Lenders holding more than fifty percent (50%) of the outstanding principal amount of the Syndicated Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitment Amounts constitute more than fifty percent (50%) of the Total Commitment.

     REVOLVER PERIOD. The period beginning on the Closing Date to and including the day immediately preceding the Maturity Date.

     REVOLVING CREDIT LOANS. Collectively, the Syndicated Loans and the Competitive Bid Loans.

     S&P. Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

     SECURITIZATION. The securitization by the Borrower and certain of its Subsidiaries of up to $300,000,000 of third-party accounts receivable on the terms and conditions set forth in the (a) Receivables Purchase Agreement, dated as of October 27, 2000, among the Borrower, Lincolnshire Funding, LLC, Corporate Receivables Corporation, the financial institutions from time to time party thereto as Purchasers, and Citicorp North America, Inc., as Agent, and (b) Receivables Sale Agreement, dated as of October 27, 2000, among the Borrower, Quill Corporation, Staples Contract & Commercial, Inc. and Hackensack Funding, LLC, each as delivered to the Agent prior to the Closing Date and as in effect on the Closing Date, and in each case as amended with the consent of the Lenders, and any replacement or successor accounts receivable financing facility which contains terms and conditions which are substantially similar to the securitization described in clauses (a) and (b).

     SENIOR DEBT RATING. The rating issued by S&P or Moody's with respect to unsecured Indebtedness of the Borrower not maturing within twelve months, issued without third-party credit enhancement, and not subordinated by its term in right of payment to other Indebtedness of the Borrower. In the event that no such ratings are available on such unsecured Indebtedness of the Borrower, the Senior Debt Rating shall be the rating implied, in the reasonable discretion of the Agent, to such unsecured Indebtedness by reference to such other Indebtedness of the Borrower as shall be so rated.

     STOCKHOLDERS' EQUITY. As at any date of determination, the sum of (a) the capital accounts including common stock and preferred stock, but excluding treasury stock of the Borrower PLUS (b) the earned surplus and capital surplus of the Borrower (excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52), as determined in accordance with GAAP.

     SUBORDINATED DEBT. Unsecured Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Required Lenders in writing.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock and the accounts of which are consolidated with the Borrower in accordance with GAAP.

     SUBSTITUTED LENDER. See Section 4.12 hereof.

     SWING LINE LOAN MATURITY DATE. With respect to any Swing Line Loan, the date specified by the Borrower in the Swing Line Loan Request relating thereto as the maturity date of such Swing Line Loan, which in no event shall be later than the earlier to occur of (a) ten (10) days after the Drawdown Date of such Swing Line Loan and (b) the Maturity Date.

     SWING LINE LOAN REQUEST. See Section 2.11.1.

     SWING LINE LOANS. See Section 2.11.1 hereof.

     SWING LINE NOTE. See Section 2.11.5 hereof.

     SWING LINE SUBLIMIT. $60,000,000.

     SYNDICATED LOAN(S). One or more revolving credit loans funded by the Lenders in accordance with their respective Commitment Percentages.

     SYNDICATED NOTE. See Section 2.5(a) hereof.

     SYNTHETIC LEASE. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

     TOTAL COMMITMENT. The sum of the Commitment Amounts of the Lenders, as in effect from time to time. The Total Commitment as of the Closing Date is $600,000,000.

     TYPE. As to any Syndicated Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower has not reimbursed the Issuing Bank.

     UTILIZATION FEE. See Section 4.2.2 hereof.

     VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     SECTION 1.2. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "INCLUDE", "INCLUDES" and "INCLUDING" are not limiting.

          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "HEREIN", "HEREOF", "HEREUNDER" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Lenders merely on account of the Agent's or any Lender's involvement in the preparation of such documents.


     SECTION 2. THE REVOLVING CREDIT FACILITY.

     SECTION 2.1. COMMITMENT TO LEND SYNDICATED LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees from time to time during the Revolver Period to make Syndicated Loans to the Borrower in such amounts as are requested by the Borrower, PROVIDED, that the sum of the aggregate principal amount of Syndicated Loans made by each Lender (after giving effect to all amounts requested) shall not at any time exceed such Lender's Commitment Amount (without regard to any Competitive Bid Loans of such Lender outstanding at such time), and PROVIDED, FURTHER, that (a) at no time shall the sum of, without duplication, (i) the outstanding Syndicated Loans, PLUS (ii) the outstanding Swing Line Loans, PLUS (iii) the Maximum Drawing Amount, PLUS (iv) all Unpaid Reimbursement Obligations, PLUS (v) the outstanding Competitive Bid Loans exceed the Total Commitment, and (b) subject to Section 2.4.1 and Section 13.5.3, at all times the outstanding aggregate principal amount of all Syndicated Loans made by each Lender shall equal such Lender's Commitment Percentage of the outstanding Syndicated Loans made by all Lenders pursuant to the terms of this Credit Agreement. Subject to the terms and conditions set forth in this Credit Agreement, the Borrower may borrow, repay and reborrow Syndicated Loans from time to time during the Revolver Period upon notice by the Borrower to the Agent given in accordance with Section 2.2 hereof. Each request for a Syndicated Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 9 and 10 hereof, in the case of the initial Syndicated Loans to be made on the Closing Date, and Section 10 hereof, in the case of all other Syndicated Loans, shall have been satisfied on the date of such request.


     SECTION 2.2. REQUESTS FOR SYNDICATED LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT A attached hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT A attached hereto) of each Syndicated Loan requested hereunder (a "LOAN REQUEST") not later than (a) 12:00 noon (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Syndicated Loan requested, (ii) the proposed Drawdown Date of such Syndicated Loan, (iii) the Interest Period for such Syndicated Loan and (iv) the Type of such

Syndicated Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Syndicated Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be (A) in a minimum aggregate amount of $1,000,000 or an integral multiple thereof with respect to Base Rate Loans and (B) in a minimum aggregate amount of $2,000,000 or an integral multiple of $l,000,000 with respect to Eurodollar Rate Loans.

     SECTION 2.3. COMPETITIVE BID LOANS.

          SECTION 2.3.1. COMPETITIVE BID BORROWINGS.

          (a) THE COMPETITIVE BID OPTION. In addition to the Syndicated Loans permitted to be made hereunder pursuant to Section 2.1 hereof, the Borrower may, from time to time during the Revolver Period pursuant to the terms of this Section 2.3, cause the Agent to request the Lenders to make offers to fund Competitive Bid Loans to the Borrower from time to time prior to the Maturity Date. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this Section 2.3. Each Lender may make Competitive Bid Loans in an aggregate amount (after giving effect to all amounts requested) not to exceed the lesser of (i) the Total Commitment and
     (ii) the Competitive Bid Sublimit, PROVIDED that at no time shall the sum of (A) the aggregate amount of all outstanding Syndicated Loans, PLUS (B) the aggregate amount of all outstanding Swing Line Loans, PLUS (C) the Maximum Drawing Amount, PLUS (D) all Unpaid Reimbursement Obligations, PLUS
     (E) the aggregate outstanding amount of Competitive Bid Loans exceed the Total Commitment.

          (b) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of EXHIBIT B attached hereto (a "COMPETITIVE BID QUOTE REQUEST") so as to be received no later than 1:00 p.m. (Boston time) on the second Business Day prior to the requested Drawdown Date, specifying
     (i) the requested Drawdown Date (which must be a Business Day), (ii) the principal amount of such Competitive Bid Loan (which must be a minimum of $2,000,000 or any greater integral multiple of $1,000,000 and may not exceed the lesser of (A) the Total Commitment and (B) the Competitive Bid Sublimit), and (iii) the Interest Period of such Competitive Bid Loan, subject to the provisions of the definition of Interest Period. A Competitive Bid fee of $750 shall be payable by the Borrower to the Agent with respect to each Competitive Bid Quote Request on the last day of the calendar quarter in which such Competitive Bid Quote Request was made. The Borrower may request offers to make Competitive Bid Loans for one amount and three Interest Periods in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Borrower has notified the Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

          (c) INVITATION FOR COMPETITIVE BID QUOTES; ALTERNATIVE MANNER OF AUCTION. Subsequent to timely receipt of a Competitive Bid Quote Request, the Agent shall send to the Lenders by telex or facsimile an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT C attached hereto (an "INVITATION FOR COMPETITIVE BID QUOTES"), as promptly as possible but not later than 3:00 p.m. (Boston time) on the second Business Day prior to the requested Drawdown Date which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make Competitive Bid Loans to which such

     Competitive Bid Quote Request relates in accordance with this Section 2.3. If, after receipt by the Agent of a Competitive Bid Quote Request from the Borrower in accordance with subsection (b) of this Section 2.3.1, the Agent or any Lender shall be unable to complete any procedure of the auction process described in subsections (c) through (f) (inclusive) of this
     Section 2.3.1 due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

          (d) SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

               (i) Each Lender may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile not later than 10:00 a.m. (Boston time) on the requested Drawdown Date, PROVIDED, that Competitive Bid Quotes may be made by the Agent in its capacity as a Lender only if it notifies the Borrower of the terms of its Competitive Bid Quote no later than 9:30 a.m. (Boston time) on the requested Drawdown Date. Subject to the provisions of Sections 9 and 10 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

               (ii) Each Competitive Bid Quote shall be in substantially the form of EXHIBIT D-1 attached hereto and shall in any case specify:

                    (A) the requested Drawdown Date and Interest Periods;

                    (B) the principal amount of the Competitive Bid Loan for
               which each such offer is being made, which principal amount (X) may be greater than the Commitment Amount of the quoting Lender but may not exceed the lesser of (I) the Total Commitment and
               (II) the Competitive Bid Sublimit, (Y) must be $2,000,000 or a larger multiple of $1,000,000 and (Z) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested,

                    (C) the rate of interest per annum (rounded to the nearest
               1/1000th of 1%) (the "COMPETITIVE BID RATE") offered for each such Competitive Bid Loan; and

                    (D) the identity of the quoting Lender.

               (iii) Any Competitive Bid Quote shall be disregarded if it:

                    (A) is not substantially in the form of EXHIBIT D-1 attached hereto or does not specify all of the information required by subsection (d)(ii) of this Section 2.3.1;

                    (B) contains qualifying, conditional or similar language
               (except that it may, in the case of a quote relating to more than one Interest Period, contain the condition that the Lender will fund any one, but not more, of the Competitive Bid Loans offered in such Competitive Bid Quote);

                    (C) proposes terms other than or in addition to those set
               forth in the applicable Invitation for Competitive Bid Quotes; or

                    (D) arrives after the time set forth in subsection (d)(i) of this Section 2.3.1.

          (e) NOTICE TO BORROWER. Not later than 10:30 a.m. (Boston time) on the requested Drawdown Date, the Agent shall notify the Borrower of the terms of all Competitive Bid Quotes submitted by the Lenders in accordance with subsection (d) of this Section 2.3.1. The Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, and (ii) the respective principal amounts and Competitive Bid Rates so offered.

          (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 11:00 a.m. (Boston time) on the requested Drawdown Date, the Borrower shall notify the Agent, and the Agent shall promptly notify each Lender with respect to its offer, of the Borrower's acceptance or non-acceptance of the offers of which it was notified pursuant to subsection (e) of this Section 2.3.1. In the case of an acceptance, such notice shall (i) be substantially in the form of EXHIBIT D-2 attached hereto (a "NOTICE OF COMPETITIVE BID BORROWING"), (ii) be irrevocable by the Borrower, and (iii) specify the aggregate principal amount of offers for each Interest Period that are accepted. Each acceptance by the Borrower of Competitive Bid Loans hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 9 and 10 hereof have been satisfied on the date of such acceptance. The Borrower may accept any Competitive Bid Quote in whole or in part; PROVIDED that:

                    (A) the aggregate principal amount of each Competitive Bid
               Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                    (B) the aggregate principal amount of each Competitive Bid
               Loan must be $2,000,000 or a larger multiple of $1,000,000, and

                    (C) acceptance of offers may only be made on the basis of
               ascending Competitive Bid Rates.

          (g) ALLOCATION BY AGENT; USAGE OF COMMITMENTS. If offers are made by two or more Lenders with the same Competitive Bid Rates, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not less than $100,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. If any such Lender has indicated a minimum principal amount of Competitive Bid Loans in its Competitive Bid Request, and under the procedures of this subsection
     (g), the Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determination by the Agent of the amounts of Competitive Bid Loans and the allocation thereof shall be conclusive in the absence of manifest error. The Agent shall, promptly after the funding of any Competitive Bid Loan, notify the Lenders thereof pursuant to a notice substantially in the form of EXHIBIT D-3 attached hereto.

          (h) FUNDING OF COMPETITIVE BID LOANS. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such

     Drawdown Date, the applicable conditions of Sections 9 and 10 hereof are satisfied, the Lender or Lenders whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted as provided in Section
     2.4.1 hereof.

          SECTION 2.3.2. MAXIMUM COMPETITIVE BID LOANS; FUNDING LOSSES. (a) Notwithstanding any other provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the lesser of (i) the Total Commitment MINUS the sum of (A) the aggregate principal amount of Syndicated Loans outstanding at such time PLUS (B) the aggregate principal amount of Swing Line Loans outstanding at such time PLUS (C) the Maximum Drawing Amount PLUS (D) all Unpaid Reimbursement Obligations and
(ii) the Competitive Bid Sublimit.

          (b) If after acceptance of any Competitive Bid Quote pursuant to
     Section 2.3.1(f) hereof, the Borrower fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, the Borrower shall indemnify the Lender funding such Competitive Bid Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such unborrowed Competitive Bid Loans, including, without limitation, compensation as provided in Section 4.10 hereof.

          SECTION 2.3.3. REPAYMENT OF COMPETITIVE BID LOANS. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Agent, for the accounts of the relevant Lenders, on the last day of the Interest Period relating thereto the principal amount of all such Competitive Bid Loans PLUS interest thereon at the applicable Competitive Bid Rate. Subject to the terms of this Credit Agreement, the Borrower may reborrow any amounts so repaid from time to time prior to the Maturity Date.

     SECTION 2.4. FUNDS FOR REVOLVING CREDIT LOANS.

          SECTION 2.4.1. FUNDING PROCEDURES. Not later than 1:30 p.m. (Boston time) on the proposed Drawdown Date of any Syndicated Loans or Competitive Bid Loans, as applicable, each of the relevant Lenders will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Syndicated Loans or the amount of such Lender's Competitive Bid Loan, as applicable. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 9 and 10 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the relevant Lenders. The failure or refusal of any Lender to make available to the Agent its Commitment Percentage of the requested Syndicated Loans on any Drawdown Date shall not excuse any other Lender from making available to the Agent the amount of such other Lender's Commitment Percentage of any requested Syndicated Loans.

          SECTION 2.4.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Syndicated Loans (or, in the case of Competitive Bid Loans, the amount of such Lender's accepted offers of Competitive Bid Loans, if any) to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (b) the amount of such Lender 's Commitment Percentage of such Syndicated Loans (or accepted offers of Competitive Bid Loans, as applicable), TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Syndicated Loans or Competitive Bid Loans, as applicable, shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this Section 2.4.2 shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's Syndicated Loans or Competitive Bid Loans, as applicable, is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Syndicated Loans or Competitive Bid Loans, as applicable, made on such Drawdown Date and the Borrower may take the actions permitted under Section 4.12 hereof to replace such Lender. Any payment by the Borrower to the Agent of any Syndicated Loans or Competitive Bid Loans pursuant to this Section 2.4.2 shall be deemed to be a payment of the Revolving Credit Loans that were to be made by the Lender that failed to make such Syndicated Loans or Competitive Bid Loans, as applicable.

     SECTION 2.5. THE NOTES. (a) The Syndicated Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT E-1 attached hereto (each a "SYNDICATED NOTE"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with
Section 17) and completed with appropriate insertions. A Syndicated Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Amount or, if less, the outstanding amount of all Syndicated Loans made by such Lender, PLUS interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make, at or about the time of the Drawdown Date of any Syndicated Loan or at the time of receipt of any payment of principal on such Lender's Syndicated Note, an appropriate notation on the Record attached to such Lender's Syndicated Note reflecting the making of such Syndicated Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Syndicated Loans set forth on such Lender's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Syndicated Note to make payments of principal of or interest on any Syndicated Note when due.

          (b) The Competitive Bid Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT E-2 attached hereto (each a "COMPETITIVE BID NOTE"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 17) and completed with appropriate insertions. A Competitive Bid Note shall be payable to the order of each Lender in a principal amount equal to the Competitive Bid Sublimit or, if less, the outstanding amount of all Competitive Bid Loans made by such Lender to the Borrower hereunder, as set forth in Section 2.3 hereof, PLUS interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make, at or about the time of the Drawdown Date of any Competitive Bid Loan made by such Lender or at the time of receipt of the payment of principal of such Competitive Bid Loan, an appropriate notation on the Record attached to such Lender's Competitive Bid Note reflecting the making of such Competitive Bid Loan and repayments thereof. All such notations shall constitute PRIMA FACIE evidence of the amount of such Competitive Bid Loans and the repayments thereof, but the failure to record, or any error in so recording such amount on such Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Competitive Bid Note to make payments of principal or interest on any Competitive Bid Note when due.

     SECTION 2.6. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time prior to the Maturity Date upon three
(3) Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitment Amount of each Lender shall be reduced PRO RATA in accordance with its Commitment Percentage by the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.6, the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of the Facility Fee then accrued on the amount of the reduction. No reduction or termination of the Total Commitment may be reinstated.

     SECTION 2.7. MATURITY AND OTHER MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding to the Borrower on such date, together with any and all accrued and unpaid interest thereon. If at any time the sum, without duplication, of (a) the outstanding aggregate principal amount of the Revolving Credit Loans PLUS (b) the outstanding aggregate principal amount of Swing Line Loans PLUS (c) the Maximum Drawing Amount PLUS (d) all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans or Unpaid Reimbursement Obligations for the respective accounts of the Lenders or to be held as cash collateral for the Reimbursement Obligations. Each prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable to the respective unpaid principal amount of each Lender's Syndicated Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion, and if no Syndicated Loans are outstanding, to the Competitive Bid Loans, in proportion, as nearly as practicable, to the unpaid principal amount of each Lender's Competitive Bid Note.

     SECTION 2.8. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial repayment of the outstanding amount of any Eurodollar Rate Loans or Competitive Bid Loan pursuant to this Section
2.8 may be made only on the last day of the Interest Period relating thereto unless the Borrower pays each Lender, or, in the case of a Competitive Bid Loan, the applicable Lender, in accordance with Section 4.10, the costs and expenses incurred by such Lender as a result of the repayment of such Eurodollar Rate Loan or, as the case may be, Competitive Bid Loan on a day other than the last day of the Interest Period relating thereto. The Borrower shall give the Agent, prior written notice no later than 1:00 p.m., Boston time, on the date of any proposed repayment pursuant to this Section 2.8 of Base Rate Loans, and no later than 1:00 p.m., Boston time, three (3) Business Days' prior to any proposed repayment pursuant to this Section 2.8 of Eurodollar Rate Loans and Competitive Bid Loans, in each case specifying the proposed date of repayment of such Revolving Credit Loans and, the principal amount to be repaid. Each such partial repayment of the Revolving Credit Loans shall be in an integral multiple of $5,000,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of repayment and shall be applied, in the case of Syndicated Loans, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans and, in the case of a Competitive Bid Loan, to such Competitive Bid Loan. Each partial repayment of Syndicated Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's applicable Syndicated Note being repaid, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     SECTION 2.9. INTEREST ON REVOLVING CREDIT LOANS. (a) During the Revolver Period, except as otherwise provided in Section 4.11 hereof,

               (i) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate;

               (ii) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin; and

               (iii) each Competitive Bid Loan shall bear interest at the rate per annum specified in the applicable Competitive Bid Quote with respect to such Competitive Bid Loan.

          (b) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date applicable with respect thereto.

     SECTION 2.10. CONVERSION OPTIONS.

          SECTION 2.10.1. CONVERSION TO DIFFERENT TYPE OF SYNDICATED LOAN. The Borrower may elect from time to time to convert any outstanding Syndicated Loan to a Syndicated Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (d) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Syndicated Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Syndicated Loans of any Type may be converted into a Syndicated Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Syndicated Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          SECTION 2.10.2. CONTINUATION OF TYPE OF SYNDICATED LOAN. Any Syndicated Loan of any Type may be continued as a Syndicated Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10.1 hereof; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to continuation of a Eurodollar Rate Loan as such, than such Eurodollar Rate shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Agent shall notify the Lenders and the Borrower promptly when any such automatic conversion contemplated by this Section 2.10.2 is scheduled to occur.

          SECTION 2.10.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof. No more than six (6) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

     SECTION 2.11. THE SWING LINE.

          SECTION 2.11.1. THE SWING LINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower to the Agent in accordance with this Section 2.11, the Agent agrees to make loans to the Borrower (the "SWING LINE LOANS") on any Business Day prior to the Maturity Date in an aggregate principal amount not to exceed the Swing Line Sublimit at any one time outstanding. Each Swing Line Loan shall be in a minimum amount equal to $500,000 or an integral multiple thereof. Notwithstanding any other provisions of this Credit Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Swing Line Loans exceed the remainder of (a) the Total Commitment then in effect MINUS (b) the sum of, without duplication, (i) the aggregate principal amount of all Syndicated Loans outstanding, PLUS (ii) the aggregate amount of Competitive Bid Loans outstanding at such time, PLUS (iii) the Maximum Drawing Amount, PLUS (iv) all Unpaid Reimbursement Obligations.

          SECTION 2.11.2. NOTICE OF BORROWING. When the Borrower desires the Agent to make a Swing Line Loan, it shall send to the Agent written notice in the form of EXHIBIT I hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT I hereto) of each Swing Line Loan requested hereunder (a " SWING LINE LOAN Request") not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Swing Line Loan. Each such Swing Line Loan Request shall set forth the principal amount of the proposed Swing Line Loan and the Swing Line Loan Maturity Date relating to such Swing Line Loan, which shall in no event be later than Maturity Date. Each Swing Line Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Line Loan from the Agent on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Agent shall make the Swing Line Loan available to the Borrower no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the account specified by the Borrower; PROVIDED that the Agent shall not advance any Swing Line Loans after it has received notice from any Lender that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement.

          SECTION 2.11.3. INTEREST ON SWING LINE LOANS. Each Swing Line Loan shall, except as otherwise provided in Section 4.11 hereof, bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Money Market Rate, which shall be paid on each Interest Payment Date for Base Rate Loans. The Borrower may elect from time to time that a Swing Line Loan bear interest at a fixed rate for a period of one week or such other period of time as may be agreed to by the Agent, in which case, the interest rate on such Swing Line Loan shall be the fixed rate of interest quoted by the Agent for such Swing Line Loan for such Interest Period. The Borrower shall give the Agent notice no later than 12:00 noon on the last day of the Interest Period relating to a Swing Line Loan that is a Fixed Rate Loan of its intention to continue such Swing Line Loan as a Fixed Rate Loan. In the event that the Borrower fails to give such notice, such Swing Line Loan shall, on the last day of such Interest Period, cease to be a Fixed Rate Loan.

          SECTION 2.11.4. REPAYMENT OF SWING LINE LOANS. The Borrower absolutely and unconditionally promises to pay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto. Upon notice by the Agent on any Business Day following the Swing Line Loan Maturity Date relating to each Swing Line Loan, in the event that the Borrower has not repaid such Swing Line Loan, each of the Lenders hereby agrees to make Syndicated Loans to the Borrower constituting Base Rate Loans, on the next succeeding Business Day following such notice, in an amount equal to such Lender's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding and overdue. The proceeds thereof shall be applied directly by the Agent to repay outstanding Swing Line Loans. Each Lender hereby absolutely, unconditionally and irrevocably agrees to make such Syndicated Loans upon one Business Day's notice as set forth above, notwithstanding (a) that the amount of such Syndicated Loan may not comply with the applicable minimums set forth herein, (b) the failure of the Borrower to meet the applicable conditions set forth herein, (c) the occurrence or continuance of a Default or an Event of Default hereunder, and (d) the Total Commitment in effect at such time. In the event that it is impracticable for such Syndicated Loan to be made for any reason on the date otherwise required above, then each Lender hereby agrees that it shall forthwith purchase (as of the date such Syndicated Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Agent, and the Agent shall sell to each Lender, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Lender's to share in such Swing Line Loans PRO RATA based on their respective Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Agent an amount equal to such Lender's participation in the Swing Line Loans; PROVIDED that (i) all interest payable on the Swing Line Loans (other than interest received by the Agent pursuant to clause (ii)) shall be for the account of the Agent as a funding and administrative fee until the date as of which the respective participation is purchased, and (ii) at the time any purchase of such participation is actually made, the purchasing Lender shall be required to pay the Agent interest on the principal amount of the participation so purchased for each day from and including the date such Loan would otherwise have been made until the date of payment for such participation at the rate of interest then applicable to such Swing Line Loans during such period. The Borrower shall have the right, at its election, to repay the outstanding amount of a Swing Line Loan, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial repayment of the outstanding amount of any Swing Line that is a Fixed Rate Loan may be made only on the last day of the Interest Period relating thereto unless the Borrower pays, in accordance with Section 4.10, to the Agent the costs and expenses incurred by the Agent as a result of the repayment of such Swing Line Loan on a day other than the last day of such Interest Period relating thereto.

          SECTION 2.11.5. THE SWING LINE NOTE. The obligation of the Borrower to repay the Swing Line Loans made pursuant to this Credit Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Borrower substantially in the form of EXHIBIT E-3 attached hereto (the "SWING LINE NOTE"), dated the Closing Date and payable to the order of the Agent in a principal amount stated to be the lesser of (a) the Swing Line Sublimit and (b) the aggregate principal amount of Swing Line Loans at any time advanced by the Agent and outstanding hereunder. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the grid attached to such Note or the Agent's records reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such grid or such records shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Agent, but the failure to record, or any error in so recording, any such amount on such Note or such records shall not limit or otherwise affect the actual amount of the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

     SECTION 2.12. REQUEST FOR EXTENSION OF MATURITY DATE. The Borrower may, on one occasion, provided that no Default or Event of Default has occurred and is continuing, by written notice to the Agent given not less than sixty (60) days prior to the first anniversary of the Closing Date request that the initial Maturity Date be extended to the date which is one year after the initial Maturity Date. The Agent shall notify the Lenders of such request promptly after receipt, and request each Lender to notify the Agent of its determination to consent or not to consent to such extension. Each Lender which makes a determination not to consent to the extension of the initial Maturity Date on or before the thirtieth day prior to the first anniversary of the Closing Date shall notify the Agent of such determination by the thirtieth day prior to the first anniversary of the Closing Date. A Lender's failure to respond within the foregoing time period shall not be deemed to be a consent by such Lender to the extension of the Maturity Date. The Borrower may take the actions permitted by
Section 4.12 to replace any Lender that fails to agree to such extension. If all of the Lenders (including the Replacement Lender, if applicable) consent to the extension by so notifying the Agent in writing on or before the first anniversary of the Closing Date, the Maturity Date shall be extended for one year, and the definition of Maturity Date shall be deemed to reflect such extension for all purposes hereof.

     SECTION 3. LETTERS OF CREDIT.

     SECTION 3.1. LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Credit Agreement, upon written request of the Borrower delivered to the Issuing Bank and upon the execution and delivery by the Borrower of Reimbursement Agreements with the Issuing Bank (with a copy to the Agent), the Issuing Bank shall issue, extend and renew at any time from the Closing Date until the Maturity Date, and subject to the satisfaction of the conditions precedent set forth in Sections 9 and 10 hereof, Letters of Credit in such form as the Borrower and the Issuing Bank may agree for the account of the Borrower or any of its Subsidiaries, PROVIDED that at no time shall the Maximum Drawing Amount of all Letters of Credit outstanding exceed $300,000,000 or, if less, the Total Commitment, and PROVIDED FURTHER that at no time shall the sum of (a) the aggregate principal amount of all Syndicated Loans outstanding, PLUS (b) the aggregate principal amount of all Swing Line Loans outstanding, PLUS (c) the aggregate principal amount of all Competitive Bid Loans outstanding, PLUS (d) the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed the Total Commitment then in effect. Each written request for the issuance of a Letter of Credit hereunder shall be received by the

Issuing Bank at least ten (10) Business Days prior to the proposed date of issuance, PROVIDED that the Issuing Bank shall use its best efforts to issue such Letter of Credit within five (5) Business Days following its receipt of any written request therefor. The expiry dates, amounts and beneficiaries of the Letters of Credit will be as agreed by the Borrower and the Issuing Bank in the applicable Reimbursement Agreement. In the event of any conflict between the terms of this Credit Agreement and such Reimbursement Agreement, the terms of this Credit Agreement shall control. The Borrower may request, and the Issuing Bank upon terms and conditions approved by the Borrower shall issue, substitute Letters of Credit for the Letters of Credit to reflect reductions in the amount of the Borrower's obligations supported by such Letters of Credit. Each Letter of Credit issued by the Issuing Bank hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Bank upon drawing thereunder. Each Letter of Credit issued hereunder shall expire no later than one year after its date of issuance unless renewed by the Issuing Bank in accordance with the terms of such Letter of Credit. In no event shall any Letter of Credit issued hereunder expire after the date that is ten (10) days prior to the Maturity Date. The Issuing Bank shall notify the Agent on the date of each issuance, amendment, extension, renewal or drawing of a Letter of Credit, such notice to include details as to the expiration date, the face amount of such Letter of Credit, the amount drawn under such Letter of Credit and such other information as the Agent may reasonably request.

     SECTION 3.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. Upon the payment by the Issuing Bank in respect of each drawing under a Letter of Credit, the Borrower shall immediately pay the Issuing Bank the amount of such drawing (it being understood that the Borrower may, subject to the conditions set forth herein, make such payment with the proceeds of a Syndicated Loan requested pursuant to
Section 2.2).

     SECTION 3.3. LETTER OF CREDIT LOAN OBLIGATIONS ABSOLUTE. (a) The obligations of the Borrower to repay the Issuing Bank and the Banks as provided hereunder in respect of drawings under Letters of Credit shall rank PARI PASSU with the obligations of the Borrower to repay the Loans hereunder, and shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default. Without limiting the generality of the foregoing, the Borrower's obligation to repay the Borrower's obligations in respect of drawings under Letters of Credit, or any renewals or extensions thereof, shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letter of Credit, or any renewal or extension thereof, or any other document whatsoever. Subject to the limitations of the following sentence and of clause (b) below, the Issuing Bank may accept or pay any draft presented to it under any Letter of Credit, or any renewal or extension thereof, regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented on or before the expiry date of the Letter of Credit, or the renewal or extension thereof then in effect. The responsibility of the Issuing Bank and its correspondents to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

          (b) The Issuing Bank, upon receipt of any draft drawn under a Letter of Credit, shall promptly examine such draft and any accompanying certificate or other document in accordance with this Section 3 and with its customary procedures for conformity to the requirements of such Letter of Credit. Any action, inaction or omission on the part of the Issuing Bank or any of its correspondents under or in connection with any Letter of Credit, or any renewal or extension thereof, or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable and the terms of this Section 3.3, shall be binding upon the Borrower and shall not place the Issuing Bank or any of its correspondents under any liability to the Borrower, in the absence of gross negligence or willful misconduct by the Issuing Bank or its correspondents. The Issuing Bank's rights, powers, privileges and immunities specified in or arising under this Credit Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof (the "UNIFORM CUSTOMS") or, in the case of a standby letter of credit, either Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590 or any successor code of standby Letter of Credit practices among banks adopted by the Issuing Bank in the ordinary course of business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     SECTION 3.4. OBLIGATIONS OF THE LENDERS. (a) Each Lender and the Borrower hereby acknowledge that each Letter of Credit issued by the Issuing Bank pursuant to this Credit Agreement is issued by the Issuing Bank on behalf of all of the Lenders. In the event that the Issuing Bank is not reimbursed on the date of a drawing under a Letter of Credit, each Lender (other than the Issuing Bank) absolutely, unconditionally and irrevocably agrees to reimburse the Issuing Bank in an amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation and to be responsible for its Commitment Percentage of all liabilities incurred by the Issuing Bank in respect of each Letter of Credit opened or extended by the Issuing Bank for the account of the Borrower pursuant to this Credit Agreement. In the event that for any reason (including without limitation as a result of the commencement of any proceedings under any bankruptcy, reorganization, insolvency or other similar law with respect to the Borrower) it is impracticable for any Lender to reimburse the Issuing Bank in an amount equal to such Lender's Commitment Percentage of any drawing under any Letter of Credit, then each such Lender agrees that at the option of the Issuing Bank it shall purchase a participation in, or take an assignment from the Issuing Bank of, the Borrower's obligation to repay the Issuing Bank in respect of such drawing under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation. The obligations of the Lender hereunder are several and the failure of any Lender to fulfill its obligations shall not result in any Lender becoming obligated to advance more than its Commitment Percentage of such Unpaid Reimbursement Obligation.

          (b) Each Lender agrees with the Issuing Bank and the other Lenders (other than the Issuing Bank) that its obligations to provide to the Issuing Bank its Commitment Percentage of the amount of any Unpaid Reimbursement Obligation shall be absolute, irrevocable and unconditional and further agrees that such obligations shall not be affected in any way by any intervening circumstances occurring before or after the making of such payment by the Issuing Bank pursuant to any Letter of Credit, including without limitation:

               (i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Credit Agreement or any other instrument or document referred to herein;

               (ii) any other act or omission to act of any kind by the Issuing Bank;

               (iii) the existence of any Default or Event of Default; or

               (iv) any change of any kind whatsoever in the financial position or creditworthiness of the Borrower or any of its Subsidiaries or any other Person.

     SECTION 3.5. LETTER OF CREDIT FEE. The Borrower shall, on the first day of each calendar quarter for the immediately preceding calendar quarter, pay to the Issuing Bank a fee (the "LETTER OF CREDIT FEE") for each Letter of Credit issued, extended or renewed during such calendar quarter by the Issuing Bank at a rate per annum equal to (a) with respect to each standby Letter of Credit, the Applicable Margin with respect to Eurodollar Rate Loans in effect from time to time and (b) with respect to documentary Letters of Credit, one-half (1/2) the Applicable Margin with respect to Eurodollar Rate Loans in effect from time to time, in each case, on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Issuing Bank shall, in turn, remit to each Lender (including Fleet) such Lender's Commitment Percentage of the Letter of Credit Fee. In addition, in respect of each Letter of Credit, the Borrower shall pay the Issuing Bank for its own account (i) quarterly in arrears on the last day of each calendar quarter, a fronting fee equal to one-tenth of one percent (0.10%) per annum on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding, and, (ii) at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

     SECTION 4. CERTAIN GENERAL PROVISIONS; FEES.

     SECTION 4.1. CLOSING AND AGENT FEES. The Borrower shall pay (a) to the Agent for the accounts of the Lenders on the Closing Date a closing fee as set forth in that certain letter agreement, dated as of the April 26, 2002 (as such agreement may be amended and in effect from time to time, the "FEE LETTER") by and among the Borrower, the Agent and the Arranger and (b) the fees (the "AGENT FEES") to the Agent and the Arranger in the amounts and at the times set forth in the Fee Letter.

     SECTION 4.2. OTHER FEES.

          SECTION 4.2.1. FACILITY FEE. During the Revolver Period, the Borrower agrees to pay to the Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee (the "FACILITY FEE"), which shall be calculated for each day at a per annum rate as set forth in the definition of Applicable Margin with respect to the Facility Fee in effect at such time on the Total Commitment. The Facility Fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ended commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Total Commitment shall terminate.

          SECTION 4.2.2. UTILIZATION FEE. During the Revolver Period, for any day on which the outstanding principal amount of Loans exceeds an amount equal to thirty-three percent (33%) of the Total Commitment, the Borrower agrees to pay to the Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a utilization fee (the "UTILIZATION FEE"), which shall be calculated for each day at a per annum rate as set forth in the definition of Applicable Margin with respect to the Utilization Fee in effect at such time on the outstanding principal amount of the Loans. The Utilization Fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ended commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Total Commitment shall terminate.

     SECTION 4.3. FUNDS FOR PAYMENTS.

          SECTION 4.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Facility Fees, Utilization Fees, Letter of Credit Fees and any other fees or amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds.

          SECTION 4.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, other than (a) with respect to taxes based upon the Agent's or any Lender's net income, or (b) with respect to amounts owing to a Lender that (i) is not incorporated under the laws of the United States of America or a state thereof and (ii) has not delivered to the Agent the forms referred to in Section 4.3.3 hereof, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          SECTION 4.3.3. WITHHOLDING. Each Lender and the Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "NON-U.S. LENDER") hereby agrees that, if and to the extent it is legally able to do so, it shall, on the date it becomes a Lender hereunder, deliver to the Borrower and the Agent such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Agent of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Lender or the Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

     SECTION 4.4. COMPUTATIONS. All computations of interest on Base Rate Loans, Swing Line Loans, Facility Fees and other fees shall be based on a 365-day or 366-day year, as applicable, and all computations of interest on Eurodollar Rate Loans and Competitive Bid Loans shall be based on a 360-day year, and, in each case, paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "INTEREST PERIOD" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

     SECTION 4.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Required Lenders that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Agent or the Required Lenders, as applicable, determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.

     SECTION 4.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon the commitment of such Lender to make Eurodollar Rate Loans or convert Loans of another Type to

Eurodollar Rate Loans shall forthwith be suspended and such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 4.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

     SECTION 4.7. ADDITIONAL COSTS, ETC. If any change after the Closing Date to any present applicable law or if any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Lender's Commitment, the Loans or the Letters of Credit (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

          (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, the Letters of Credit, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is:

               (i) to increase the cost to any Lender, of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender's Commitment, or

               (ii) to reduce the amount of principal, interest, or other amount payable to such Lender or the Agent hereunder on account of such Lender's Commitment, or any of the Loans or Letters of Credit, or

               (iii) to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, in each such case and to the extent that the amount such additional cost, reduction, payment, foregone interest or other sum is not reflected in the Base Rate or the Eurodollar Rate, the Borrower will, upon demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum (without duplication for recovery of such amounts under any other provision hereof), PROVIDED that the Borrower shall not be liable to any Lender or the Agent for costs incurred more than sixty (60) days prior to receipt by the Borrower of such demand for payment from such Lender or (as the case may be) the Agent unless such costs were incurred prior to such 60-day period solely as a result of such present or future applicable law being retroactive to a date which occurred prior to such 60-day period.

     SECTION 4.8. CAPITAL ADEQUACY. If after the Closing Date any Lender or the Agent determines that the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction has the effect of reducing the return on such Lender's or the Agent's commitment with respect to any Loans or Letters of Credit to a level below that which such Lender or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Agent to be material, then such Lender or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or the Eurodollar Rate then the Borrower agrees to pay such Lender or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Agent of a certificate in accordance with Section 4.9 hereof, PROVIDED that the Borrower shall not be liable to any Lender or the Agent for costs incurred more than sixty (60) days prior to receipt by the Borrower of the notice referred to in the immediately preceding sentence from such Lender or (as the case may be) the Agent. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

     SECTION 4.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 4.7 or 4.8 hereof and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. If the Borrower is required to pay any additional amounts pursuant to Sections 4.7 or 4.8 hereof with respect to any Lender, the Borrower may, following payment in full of the amount or amounts due set forth in such certificate, take the actions permitted by Section 4.12 hereof to replace such Lender.

     SECTION 4.10. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against all redeployment costs or expenses that such Lender may reasonably sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loan, Competitive Bid Loans or Swing Line Loans which are Fixed Loan Rate Loans as and when due and payable, including any such cost or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, Competitive Bid Loans or such Swing Line Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Sections 2.2 or 2.10 hereof, or (c) the making of any payment of a Eurodollar Rate Loan, Competitive Bid Loan or Swing Line Loan which is a Fixed Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

     SECTION 4.11. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents, if not repaid on or before the fifth calendar day following the day such payment was due, shall bear interest from the due date thereof, compounded monthly and payable on demand at any time from and after the fifth calendar day following the day such payment was due, at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable there to, the Base Rate until such amount shall be paid in full (after as well as before judgment).

     SECTION 4.12. REPLACEMENT OF INDIVIDUAL LENDERS. Upon the happening of any of the events set forth in Sections 2.4.2, 2.12, 4.6, 4.7 or 4.8, the Borrower may (PROVIDED that at the time no Default or Event of Default exists or would result after giving effect to the Borrower's action) prepay in full all Loans and other obligations owing by the Borrower to each affected Lender (a "SUBSTITUTED LENDER"), together with all amounts payable by the Borrower under
Section 4.10 hereof with respect to such prepayment, and terminate the Commitment(s) of such Lender(s) subject to the following conditions:

          (a) the Borrower shall have delivered to the Agent not less than ten
     (10) Business Days prior to the exercise of its rights under this Section
     4.12 a written commitment in form and substance satisfactory to the Agent and each of the Lenders from a banking institution (the "REPLACEMENT LENDER") reasonably acceptable to the Agent and each of the remaining Lenders (other than the Substituted Lender) in which such Replacement Lender agrees to become a "LENDER" under this Credit Agreement, having a Commitment Amount in the amount of the Substituted Lender's Commitment Amount;

          (b) the Borrower shall have given appropriate notice of any prepayment under this Section 4.12 as required by Section 4.7 and subject to all other provisions of this Credit Agreement; and

          (c) simultaneously with any prepayment of all Loans and other obligations owing by the Borrower to a Substituted Lender under this
     Section 4.12, the Substituted Lender shall have assigned, pursuant to
     Section 17 hereof of this Credit Agreement the Commitment of such Substituted Lender to the Replacement Lender and such Replacement Lender shall have become a Lender under this Credit Agreement, having a Commitment Amount in the amount of such Substituted Lender's Commitment Amount and such Replacement Lender shall have simultaneously funded all such Loans prepaid hereunder.

     SECTION 4.13. GUARANTIES. The payment and performance of the Obligations shall be guaranteed by each Guarantor pursuant to the Guaranties, each of which shall be in the form of EXHIBIT F hereto. The Borrower may cause additional Subsidiaries of the Borrower to become Guarantors hereunder by causing such Subsidiary or Subsidiaries to agree to be bound by the provisions of the Guaranty, to execute and deliver a Joinder Agreement and to deliver such legal opinions and other documents and instruments as the Agent may request. The Agent and the Lenders hereby agree that they shall, upon the written request of the Borrower and at the cost and expense of the Borrower, release any Guarantor from its obligations to the Agent and the Lenders under the Guaranty to which such Guarantor is a party if, and only if, (a) no Default or Event of Default shall have occurred and be continuing on the date of such release, (b) the Borrower shall be in compliance with the Obligor Group Requirement after giving effect to such release and (c) the Borrower shall have delivered to the Agent and the Lenders on the date of such release a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent and the Lenders showing compliance with the provisions of clauses (a) and
(b) hereof. The Borrower shall deliver to the Lenders an updated SCHEDULE 2 upon the release or addition of any Guarantor as provided in this Section 4.13.

     SECTION 5. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lenders and the Agent as follows:

     SECTION 5.1. CORPORATE AUTHORITY.

          SECTION 5.1.1. INCORPORATION; GOOD STANDING. The Borrower and each Guarantor (a) is a corporation or, as the case may be, a Massachusetts Business Trust duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, (b) has all requisite corporate or, as the case may be, trust power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower.

          SECTION 5.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents by the Borrower and each Guarantor which is or is to become a party thereto, and the transactions contemplated hereby and thereby (a) are within the corporate or, as the case may be, trust authority of such Person, (b) have been duly authorized by all necessary corporate or, as the case may be, trust proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject which would have a material adverse effect either individually or in the aggregate on the Borrower and its Subsidiaries taken as a whole or on the ability of such Person to fulfill its obligations under this Credit Agreement and the other Loan Documents to which it is a party, (d) do not conflict with or result in any breach or contravention of any judgment, order, writ, injunction, license or permit applicable to the Borrower or any Guarantor and (e) do not conflict with any provision of the corporate charter or bylaws or, as the case may be, the Agreement and Declaration of Trust of, or any agreement or other instrument binding upon, the Borrower or any Guarantor.

          SECTION 5.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 5.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and the Guarantors of this Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     SECTION 5.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE
5.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     SECTION 5.4. FINANCIAL STATEMENTS; FISCAL YEAR. (a) There has been furnished to each of the Lenders an audited consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP. Such balance sheet and statements of income and cash flows have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

          (b) There has been furnished to each of the Lenders an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at May 4, 2002, and unaudited consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the fiscal quarter then ended. Such balance sheet and statements of income and cash flows have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal quarter then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

          (c) The Borrower has a fiscal year which is the 52/53 week period ending on the Saturday closest to January 31st of each year.

     SECTION 5.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no change in the operations, business, properties, assets or financial condition of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statements of income and cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole. Since the Balance Sheet Date, the Borrower has not made any Distributions except Distributions made in compliance with Section 7.4 hereof.

     SECTION 5.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     SECTION 5.7. LITIGATION. Except as set forth in SCHEDULE 5.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries taken as a whole, or materially impair the right of the Borrower and each of its Subsidiaries to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     SECTION 5.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws (or equivalent constitutive documents), or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries taken as a whole.

     SECTION 5.9. TAX STATUS. The Borrower and each of its Subsidiaries (a) has made or filed all applicable federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on SCHEDULE 5.9 attached hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     SECTION 5.10. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     SECTION 5.11. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", or an "AFFILIATE" of a "HOLDING COMPANY", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is such Person an "INVESTMENT COMPANY", or a "PRINCIPAL UNDERWRITER" of an "INVESTMENT COMPANY", or a company controlled by an "INVESTMENT COMPANY", as such terms are defined in the Investment Company Act of 1940.

     SECTION 5.12. EMPLOYEE BENEFIT PLANS.

          SECTION 5.12.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA, all Applicable Pension Legislation, and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. No prohibited transaction has occurred that would result in material liability for the Borrower or any of its Subsidiaries.

          SECTION 5.12.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA provides benefit coverage subsequent to termination except as required by Title I, Subtitle B, Part 6 of ERISA or applicable state law. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising or benefits accruing prior to termination.

          SECTION 5.12.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, except as set forth on SCHEDULE 5.12 attached hereto, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          SECTION 5.12.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

     SECTION 5.13. REGULATIONS U AND X, ETC. The proceeds of the Revolving Credit Loans shall be used for the purposes described in Section 6.12 hereof. No portion of any Revolving Credit Loan is to be used for the purpose of purchasing or carrying any "MARGIN SECURITY" or "MARGIN STOCK" (as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 (the "MARGIN REGULATIONs")) in violation of the Margin Regulations.

     SECTION 5.14. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all reasonably necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

          (a) none of the Borrower, its Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any Environmental Laws, which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole;

          (b) neither the Borrower nor any of its Subsidiaries has received any Environmental Notice during the last five (5) years that has the potential to materially affect the assets, liabilities, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, except as set forth on SCHEDULE 5.14 hereto;

          (c) except as set forth on SCHEDULE 5.14 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; in each case except in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (ii) in the course of any activities conducted by the Borrower or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iii) there have been no releases or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or any of its Subsidiaries, which releases would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate and which would have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have, to the best of the Borrower's knowledge, been transported offsite only as required under and in compliance with applicable Environmental Laws.

     SECTION 5.15. SUBSIDIARIES, ETC. As of the Closing Date, other than those Subsidiaries of the Borrower described on SCHEDULE 5.15(a) attached hereto, the Borrower has no other Subsidiaries. As of the Closing Date, except as set forth on SCHEDULE 5.15(b) attached hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person. As of the Closing Date, except as set forth on SCHEDULE 5.15(c) attached hereto, neither the Borrower nor any Subsidiary of the Borrower owns or has acquired an equity interest of fifty percent (50%) or less in any other Person. The Borrower hereby agrees to deliver to the Lenders an updated SCHEDULE 5.15(a), SCHEDULE 5.15(b) or SCHEDULE 5.15(c), as applicable, upon the acquisition or formation by the Borrower of any Subsidiary, the formation of any joint venture or partnership by the Borrower or any of its Subsidiaries with any other Person or the acquisition by the Borrower or any of its Subsidiaries of an equity interest of fifty percent (50%) or less in any other Person, in each case in accordance with the provisions of this Credit Agreement.

     SECTION 6. AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of
Credit:

     SECTION 6.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, the Facility Fee, the Utilization Fee, the Letter of Credit Fees, the Agent Fees, all other fees and other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     SECTION 6.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Framingham, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

     SECTION 6.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and
(b) maintain adequate accounts and reserves for all taxes, depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

     SECTION 6.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Agent (and the Agent will promptly, after receipt thereof, deliver to the Lenders):

          (a) as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Ernst & Young LLP or by other independent certified public accountants reasonably satisfactory to the Agent;

          (b) as soon as practicable, but in any event not later than forty-five
     (45) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or the treasurer of the Borrower that to the best of the Borrower's knowledge, the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the chief financial officer or the treasurer of the Borrower in substantially the form of EXHIBIT C attached hereto (a "COMPLIANCE CERTIFICATE") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 8 hereof, a calculation of the Obligor Group Requirement and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

          (d) from time to time such other financial data and information as the Agent or any Lender may reasonably request; and

          (e) (i) promptly upon becoming aware of the occurrence of any actual or claimed "EVENT OF TERMINATION" under and as defined in any of the documents relating to the Securitization, notice thereof, which notice shall describe such Event of Termination and indicate what steps the Borrower and its Subsidiaries are taking to remedy the same and (ii) promptly upon request therefor, such other information with respect to the Securitization as the Agent shall reasonably request.

All Confidential Information concerning the Borrower supplied by the Borrower to the Lenders pursuant to the terms hereof will be held in confidence by the Lenders and the Lenders shall not disclose such Confidential Information except as permitted by Section 25 of this Credit Agreement.

     SECTION 6.5. NOTICES. The Borrower will promptly notify the Agent for the benefit of the Lenders in writing of the occurrence of any Default or Event of Default. The Borrower will promptly give notice to the Agent for the benefit of the Lenders (a) of any material violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower. The Borrower will give notice to the Agent for the benefit of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent for the benefit of the Lenders, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

     SECTION 6.6. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of the Guarantors to, convert to a limited liability company or a limited liability partnership unless simultaneously with such conversion the Borrower or such Guarantor shall have executed and delivered to the Agent all documentation which the Agent reasonably determines is necessary to continue the Borrower's or such Guarantor's obligations in respect of this Credit Agreement or the Guaranty, as applicable. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and does not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

     SECTION 6.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. At the request of the Agent, the Borrower shall deliver from time to time a summary schedule indicating all insurance then in force with respect to the Borrower and its Subsidiaries.

     SECTION 6.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor or shall have obtained such bonding as may be required to release such lien.

     SECTION 6.9. INSPECTION OF PROPERTIES AND BOOKS, ETC. The Borrower shall permit the Lenders, through the Agent or any of the Lenders' other designated representatives, no more frequently than once each calendar year, or more frequently as determined by the Lenders upon the occurrence and during the continuance of an Event of Default, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and each such inspection, if no Event of Default has occurred and is continuing, shall be at the Lenders' expense. The Borrower shall also permit the Lenders, through the Agent or any of the Lenders' other designated representatives, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request. The Borrower authorizes the Agent and, if accompanied by the Agent, the Lenders to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries.

     SECTION 6.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws (or equivalent constitutive documents), (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, in each case if noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any of the Guarantors to fulfill its obligations under this Credit Agreement or any of the other Loan Documents to which such Person is a party. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

     SECTION 6.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA,
or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

     SECTION 6.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans and the Letters of Credit solely for the repayment of all amounts under the Existing Credit Agreements and other existing Indebtedness (unless repayment or prepayment thereof is otherwise prohibited hereunder), and for working capital and general corporate purposes, including, without limitation, for the acquisition of assets and or Capital Stock of Persons in the same line of business as the Borrower or any Subsidiary of the Borrower and for share repurchases, in each case, to the extent permitted under this Credit Agreement.

     SECTION 6.13. LICENSES AND PERMITS. The Borrower will maintain and renew any and all licenses or permits now held or hereafter acquired by the Borrower or any of its Subsidiaries unless the loss, suspension, revocation or failure to renew any such licenses or permits would not have a material adverse effect on the business or financial condition of the Borrower and such Subsidiary.

     SECTION 6.14. FURTHER ASSURANCES. The Borrower will, and will cause each of the Guarantors to, cooperate with the Lenders and the Agent and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

     SECTION 7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of
Credit:

     SECTION 7.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or become or remain liable, contingently or otherwise, with respect to Indebtedness other than:

          (a) Indebtedness to the Lenders and the Agent arising under any of the Loan Documents;

          (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.8 hereof;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness in respect of documentary letters of credit issued in the ordinary course of business;

          (g) Indebtedness of the Borrower in respect of interest rate protection arrangements and exchange rate protection arrangements;

          (h) Indebtedness existing on the Closing Date and listed and described on SCHEDULE 7.1 hereto or any refinancing thereof on substantially similar terms as the Indebtedness being refinanced;

          (i) Subordinated Debt;

          (j) obligations under Capitalized Leases;

          (k) Indebtedness incurred by the Borrower and its Subsidiaries under the Securitization;

          (l) Indebtedness in respect of intercompany loans, guaranties and, so long as no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, other Investments and contingent obligations to make Investments, (i) from the Borrower to any of its Subsidiaries or of any of its Subsidiaries' obligations or (ii) between Subsidiaries of the Borrower or of any of the Borrower's Subsidiaries' obligations, or (iii) from any Subsidiary of the Borrower to the Borrower or of any of the Borrower's obligations;

          (m) Indebtedness incurred in connection with the acquisition after the Closing Date of any real or personal property by the Borrower or any Subsidiary of the Borrower as contemplated by Section 7.2(ix) hereof;

          (n) Indebtedness secured by a lien on Real Estate of the Borrower or its Subsidiaries; PROVIDED that the aggregate amount of Indebtedness permitted pursuant to this Section 7.1(n) shall not, at any time, exceed the fair market value of the Real Estate securing such Indebtedness;

          (o) other Indebtedness of the Borrower and its Subsidiaries (whether or not such Subsidiaries are Guarantors), PROVIDED that (i) with respect to Indebtedness incurred by the Borrower or a Guarantor, such Indebtedness contains covenants that are no more restrictive on the Borrower or such Guarantor than the covenants contained in this Credit Agreement and (ii) immediately after such incurrence of Indebtedness, and after giving effect thereto on a PRO FORMA basis, no Default or Event of Default shall then exist;

          (p) Indebtedness consisting of Investments permitted under Section 7.3(m) hereof; and

          (q) Indebtedness payable at the election of the Borrower by the issuance of the Borrower's capital stock.

Notwithstanding the foregoing, at no time shall the aggregate amount of Indebtedness of the Borrower and its Subsidiaries consisting of guaranties and other Contingent Liabilities (excluding (i) Indebtedness permitted pursuant to
Section 7.1 to the extent such Indebtedness (or if such Indebtedness is a Contingent Liability of the Borrower and/or its Subsidiaries, the underlying Indebtedness relating to such Contingent Liability) is included in the calculation of Consolidated Total Funded Debt) and (ii) obligations in respect of documentary letters of credit) exceed, in the aggregate, 15% of the Stockholders' Equity of the Borrower at such time. For purposes of this Section, the amount of Contingent Liabilities in respect of interest rate protection arrangements and exchange rate protection arrangements permitted under Section 7.1(g) at any time shall be the net liability of the Borrower and its Subsidiaries under such arrangements at such time, calculated on a basis satisfactory to the Agent in accordance with accepted practice.

     SECTION 7.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency under the laws of the United States of America or any state thereof, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

               (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

               (ii) liens to secure taxes, assessments and other government charges and liens to secure claims for labor, material or supplies, in each case in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto;

               (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iv) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary is at the time in good faith prosecuting an appeal and in respect of which a stay of execution shall have been obtained pending such appeal or shall have obtained an unsecured bond sufficient to release such lien;

               (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in respect of obligations not overdue or, if such obligations are overdue, being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, PROVIDED that no proceeding to foreclose any such lien shall have been commenced;

               (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under Capitalized Leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (vii) liens existing on the Closing Date and listed on SCHEDULE
          7.2 attached hereto or liens on the same assets in connection with the refinancing of such existing liens;

               (viii) liens arising in the ordinary course of business of the Borrower or a Subsidiary of the Borrower none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary course of business of the Borrower and its Subsidiaries and which do not, individually or in the aggregate, have a materially adverse effect on the business of the Borrower or such Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (ix) purchase money security interests in or purchase money mortgages on real or personal property acquired after the Closing Date to secure purchase money Indebtedness of the type permitted by Section 7.1(m) hereof, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (x) liens on accounts receivable of the Borrower and/or its Subsidiaries that are the subject of and secure the Securitization;

               (xi) liens securing other permitted Indebtedness that does not exceed $25,000,000 in the aggregate;

               (xii) liens in respect of the interests of lessors under Capitalized Leases; and

               (xiii) liens on Real Estate securing Indebtedness permitted under
          Section 7.1(n) hereof.

     SECTION 7.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of (i) United States or Canadian banks having total assets in excess of $1,000,000,000 or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which its is organized or another country which is a member of the OECD;

          (c) (i) securities commonly known as "commercial paper" denominated in Dollars which at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P; and (ii) securities commonly known as "short-term bank notes" issued by any Lender denominated in Dollars which at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's, and not less than "A 2" if rated by S&P;

          (d) Investments existing on the Closing Date and listed on SCHEDULE
     7.3 attached hereto;

          (e) Investments with respect to Indebtedness permitted by Section 7.1(k) hereof so long as such entities remain Subsidiaries of the Borrower;

          (f) taxable or tax-exempt securities which at the time of purchase have been rated and the ratings for which are not less than A 3 if rated by Moody's, and not less than A- if rated by S&P;

          (g) Investments consisting of loans and advances to employees of the Borrower or any Subsidiary of the Borrower, not exceeding $10,000,000 in the aggregate at any one time outstanding;

          (h) options to invest in or to lease real property to be used in the operations of the Borrower or any Subsidiary of the Borrower;

          (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions effected in the ordinary course of business;

          (j) (i) the Borrower's or any Subsidiary's guaranty of the Indebtedness of any Subsidiary or the Borrower, and (ii) any other Investments by the Borrower or any Subsidiary in any Subsidiary or the Borrower;

          (k) Investments by the Borrower or any Subsidiary of the Borrower to acquire a more than fifty percent (50%) equity interest in any Person, PROVIDED that such acquisition is permitted under Section 7.6 hereof;

          (l) Investments by the Borrower or any Subsidiary of the Borrower to acquire up to a fifty percent (50%) equity interest in another Person, PROVIDED that (i) such Person is in the same line of business as the Borrower or such Subsidiary, as applicable, (ii) the aggregate amount of
     (A) such Investments in such Person and (B) existing Investments made by the Borrower or any Subsidiary pursuant to this Section 7.3(l) shall at no time exceed 65% of the Stockholders' Equity of the Borrower, and (iii) the consideration for such interest shall be the exchange by the Borrower or such Subsidiary as applicable, of a certain number of shares of its common stock for equity securities of the other Person and/or the payment in cash in an aggregate cash amount for any such Investment not to exceed $50,000,000; and

          (m) Investments consisting of Distributions permitted by Section 7.4.

     SECTION 7.4. DISTRIBUTIONS. The Borrower will not declare any dividend or make any Distribution if any Default or Event of Default has occurred and is continuing or would result after giving effect to such Distribution.

     SECTION 7.5. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will: (a) engage in any "PROHIBITED TRANSACTION" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or (b) permit any Guaranteed Pension Plan to incur an "ACCUMULATED FUNDING DEFICIENCY", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     SECTION 7.6. MERGER AND CONSOLIDATION; ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person; enter into any stock or asset acquisitions (other than the acquisition of assets in the ordinary course of such Person's business and other than the acquisition of stock permitted under Section 7.3(j) or Section 7.3(l) hereof); enter into any joint venture or partnerships (except to the extent permitted under Section 7.3 hereof); or enter into any new lines of business or otherwise change the conduct of the Borrower's or such Subsidiary's business as presently conducted other than (a) the merger or consolidation of one or more Subsidiaries of the Borrower with and into the Borrower, PROVIDED that the Borrower is the surviving entity, (b) the merger or consolidation of two or more Subsidiaries of the Borrower, PROVIDED that, if one of the Subsidiaries is a Guarantor, that the Guarantor is the surviving entity, or (c) the acquisition (whether of stock or assets or by means of a merger) of a more than fifty

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                                      -49-

percent (50%) equity interest in any other Person, PROVIDED that (i) immediately after such acquisition, and after giving effect thereto on a PRO FORMA basis, no Default or Event of Default shall then exist, (ii) if required by applicable law, the board of directors and the shareholders or the equivalent, of such other Person has approved such acquisition, (iii) such other Person is in the business of selling office services, products and/or supplies, and (iv) if the Borrower or a Guarantor and such other Person merge, the Borrower or such Guarantor is the surviving entity.

     SECTION 7.7. DISPOSITION OF ASSETS AND SALE-LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, dispose of or sell assets other than:

          (a) the disposition of assets in the ordinary course of business;

          (b) sale-leaseback transactions and other dispositions of assets that do not have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, PROVIDED that (i) the aggregate net book value of the assets to be sold PLUS the net book value of all other assets of the Borrower and its Subsidiaries sold under this clause (b) during the period of time from the Closing Date through the date of such sale does not, at the time of such sale, exceed 25% of the Consolidated Total Assets of the Borrower and its Subsidiaries,
     (ii) such assets are sold in an arm's length transaction for fair market value (after giving effect to all tax benefits, if any, associated with such sale), and (iii) the Borrower shall, if an Event of Default exists or would result from such sale, prepay the Revolving Credit Loans by an amount equal to (A) 50% of the amount by which the aggregate net sale proceeds of all assets sold pursuant to this clause (b) exceeds $20,000,000 but is less than or equal to $50,000,000 PLUS (B) 100% of the amount by which the aggregate net sale proceeds of all assets sold pursuant to this clause (b) exceeds $50,000,000; and

          (c) the sale of accounts receivable of the Borrower and/or its Subsidiaries pursuant to the Securitization.

     SECTION 7.8. SUBORDINATED DEBT. The Borrower will not effect or permit any change in or amendment to any document or instrument pertaining to the subordination, covenants, events of default, terms of payment or required prepayments of any Subordinated Debt, give any notice of redemption or prepayment or offer to repurchase under any such document or instrument or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Subordinated Debt, except that (a) the Borrower may make regularly scheduled payments when required by the terms of the Subordinated Debt, and (b) the Borrower may refinance all or a portion of the Subordinated Debt so long as such refinancing Subordinated Debt (i) has a maturity that is no earlier than the Subordinated Debt being refinanced and (ii) is subordinated to the Obligations on terms at least as favorable to the Agent and the Lenders, in the opinion of the Agent and the Required Lenders, as the Subordinated Debt being refinanced.

     SECTION 8. FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of
Credit:

     SECTION 8.1. FIXED CHARGE COVERAGE RATIO. As at the end of each fiscal quarter of the Borrower, the Borrower will not permit the ratio (the "FIXED CHARGE COVERAGE RATIO") of (a) the
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                                      -50-

sum of (i) Consolidated EBIT for the period of the four consecutive fiscal quarters (the "MEASUREMENT PERIOD") ending on such date PLUS (ii) the Rental Expense for such Measurement Period, to (b) the sum of (i) the Consolidated Total Interest Expense for such Measurement Period PLUS (ii) the Rental Expense for such Measurement Period, to be less than 1.50 to 1.

     SECTION 8.2. ADJUSTED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO. As at the end of each fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) Consolidated Adjusted Funded Debt as at such date to (b) the sum of
(i) Consolidated Adjusted Funded Debt as at such date PLUS (ii) Stockholders' Equity as of such date, to be greater than 0.75 to 1.

     SECTION 9. CLOSING CONDITIONS.

     The obligations of the Lenders to make the initial Loans and the Issuing Bank to issue the initial Letter of Credit (if issued on the Closing Date) shall be subject to the satisfaction of the following conditions precedent:

     SECTION 9.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Agent shall have received a fully executed copy of each such document.

     SECTION 9.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from the Borrower and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents (or the equivalent constitutive documents) as in effect on such date of certification, and (b) its by-laws or the equivalent constitutive documents as in effect on such date.

     SECTION 9.3. CORPORATE ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Agent.

     SECTION 9.4. INCUMBENCY CERTIFICATE. The Agent shall have received from the Borrower and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and each Guarantor, as applicable, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and to the benefit of each of the Borrower and the Guarantors, each of the Loan Documents;
(b) with respect to the Borrower, to make Loan Requests, Conversion Requests, Swing Line Loan Requests and Notices of Competitive Bid Borrowing; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     SECTION 9.5. OPINION OF COUNSEL. The Agent shall have received favorable legal opinions addressed to the Lenders and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agent, from (a) Jack A. VanWoerkom, Esq., general counsel to the Borrower and the Guarantors and
(b) Hale & Dorr LLP, special counsel to the Borrower and the Guarantors.

     SECTION 9.6. PAYMENT OF FEES. The Borrower shall have paid to the Agent and the Arranger, as appropriate, the Agent Fees, the Closing Fee and all other fees and expenses (including without
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                                      -51-

limitation all reasonable legal fees and disbursements of the Agent's Special Counsel) required to be paid by it on or prior to the Closing Date.

     SECTION 9.7. TERMINATION OF EXISTING CREDIT AGREEMENTS. The Borrower shall have repaid all principal, interest and fees owing, and shall have terminated the commitments under, the Existing Credit Agreements and the Agent shall have received evidence thereof in form and substance satisfactory to it.

     SECTION 9.8. COMPLIANCE CERTIFICATE. The Borrower shall have delivered to the Lenders a Compliance Certificate, dated as of the Closing Date, and based on the financial statements of the Borrower for the fiscal quarter ended in May 2002.

     SECTION 9.9. UCC SEARCH RESULTS. The Agent shall have received the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions), indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     SECTION 9.10. CERTIFICATE OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance of the Borrower and its Subsidiaries.

     SECTION 9.11. NO MATERIAL ADVERSE CHANGE. The Agent shall be satisfied that there shall have occurred no material adverse change in the business, operations, assets, properties or condition of the Borrower or its Subsidiaries since the Balance Sheet Date.

     SECTION 10. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Lenders to make any Loan and the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     SECTION 10.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, renewal or extension of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     SECTION 10.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or for the Issuing Bank to issue, extend or renew such Letter of Credit.

     SECTION 10.3. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     SECTION 10.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lenders and to the Agent and the Agent's Special Counsel, and the Lenders, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

          SECTION 11. EVENTS OF DEFAULT; ACCELERATION; ETC.

          SECTION 11.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur and be continuing:

               (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) the Borrower or any Guarantor shall fail to pay any interest on the Loans, the Facility Fee, the Utilization Fees, the Agent Fees, other fees or other sums due hereunder or under any of the other Loan Documents, within five (5) Business Days of the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) the Borrower (i) shall fail to comply with any of its covenants contained in Sections 6.4, 6.5, 6.10, 7 or 8 hereof, or (ii) shall fail to comply with its covenant contained in Section 6.6 hereof and such failure shall continue for thirty (30) days;

               (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 11.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

               (e) any material representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases or any obligations with respect to interest rate protection arrangements or exchange rate protection arrangements which, in the aggregate, represents Indebtedness (calculated, with respect to interest rate protection arrangements and exchange rate protection arrangements based on the notional principal amount thereof) of $25,000,000 or more, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases or evidencing any interest rate protection arrangement or exchange rate protection arrangement which in the aggregate represents Indebtedness (calculated, with respect to interest rate protection arrangements and exchange rate protection arrangements based on the notional principal amount thereof) of $25,000,000 or more, and for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and shall not have been dismissed within sixty (60) days, or the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $10,000,000;

               (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $10,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a Lien in favor of such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

               (k) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part, or an offer to prepay, redeem or repurchase the Subordinated Debt in whole or in part shall have been made, in each case in violation of the provisions of this Credit Agreement;

               (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

               (m) a "CHANGE IN CONTROL" shall have occurred (which for the purposes of this subsection (m) shall mean the occurrence of any of the following events):

                    (i) the acquisition by any Person (including any syndicate or group deemed to be a "PERSON" under Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Capital Stock of the Borrower entitling such Person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Borrower entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage);

                    (ii) any consolidation of the Borrower with, or merger of
               the Borrower into, any other Person, any merger of another Person into the Borrower, or any sale or transfer of all or substantially all of the assets of the Borrower to another Person (other than a transfer of assets to one or more Guarantors or a merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Borrower or (B) which is effected solely to change the jurisdiction of incorporation of the Borrower); or

                    (iii) during any consecutive two-year period, individuals
               who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office;

               (n) any of (i) the Borrower or any of its Subsidiaries shall fail to make any payment under the Securitization when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and any such failure shall continue after the applicable grace period, if any, specified in the documents relating to the Securitization, or (ii) the "TERMINATION DATE" (under and as defined in the Receivables Purchase Agreement, dated as of October 27, 2000, among the Borrower, Lincolnshire Funding, LLC, Corporate Receivables Corporation, the financial institutions from time to time party thereto as Purchasers, and Citicorp North America, Inc., as Agent or any replacement agreement therefor entered into as permitted by this Credit Agreement) shall have been declared to have occurred pursuant to Section 7.01 of such Receivables Purchase Agreement or any replacement agreement therefor entered into as permitted by this Credit Agreement, or (iii) any "EVENT OF TERMINATION" (under and as defined in any of the documents relating to the Securitization or any replacement agreement therefor entered into as permitted by the Credit Agreement) shall occur and continue after the applicable grace period, if any, specified in such documents if either, pursuant to such documents, (A) the existence of such Event of Termination would cause the Termination Date to occur or (B) the existence of such Event of Termination would permit the Purchaser under such documents to declare the Termination Date to have occurred and such Event of Termination continues unremedied or unwaived for a period of more than ninety (90) days after the date that the Agent gives notice to the Borrower of such Event of Termination; or

          (q) the Borrower and its Subsidiaries at any time shall not be in compliance with the Obligor Group Requirement and such failure continues for twenty (20) days following the date on which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 6.4(c) hereof;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 11.1(g) or 11.1(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender.

     SECTION 11.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Sections 11.1(g) or 11.1(h) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations.

     SECTION 11.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 11.1 hereof, each Lender, if owed any amount with respect to the Loans or Letters of Credit and upon the consent of the Majority Lenders, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     SECTION 12. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness (except that no amounts shall be applied to documentary letters of credit) and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     SECTION 13. THE AGENT.

     SECTION 13.1. AUTHORIZATION.

          (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and the Lenders is and shall be that of an independent contractor. The use of the term "AGENT" herein is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

          (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "REPRESENTATIVE" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "SECURED PARTY", "MORTGAGEE", "LIENHOLDER" or the like on all financing statements, motor vehicle titles and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages, liens or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

     SECTION 13.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     SECTION 13.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to the Lenders for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     SECTION 13.4. NO REPRESENTATIONS.

          SECTION 13.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          SECTION 13.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 9, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent or the Arranger active upon the Borrower's account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Agent or the Arranger to such effect on or prior to the Closing Date.

     SECTION 13.5. PAYMENTS.

          SECTION 13.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

          SECTION 13.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          SECTION 13.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Agent its PRO RATA share of any Loan, to make available to the Issuing Bank its PRO RATA share of each drawing under any Letter of Credit or to participate in any Swing Line Loan or
(b) to comply with the provisions of Section 12 hereof with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Syndicated Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Syndicated Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Syndicated Loans of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Syndicated Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     SECTION 13.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     SECTION 13.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, the Letters of Credit or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     SECTION 13.8. AGENT AS LENDER; ETC. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent. None of the Co-Documentation Agents or the Co-Syndication Agents shall have any obligation, liability, responsibility or duty under this Credit Agreement other than as a Lender hereunder.

     SECTION 13.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to the Borrower, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     SECTION 13.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 13.10 it shall promptly notify the other Lenders and the Borrower of the existence of such Default or Event of Default.

     SECTION 14. EXPENSES.

     The Borrower agrees to pay (a) the Agent's reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income or taxes not payable by the Borrower pursuant to the provisions of this Credit Agreement) on the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees (including the allocated costs of in-house counsel) and costs and reasonable accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Agent or any Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of an Event of Default and (ii) any other litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Agent's relationship with the Borrower or any of its Subsidiaries (other than any litigation, proceeding or dispute referred to in Section 15 hereof) but only if such Lender or the Agent is the prevailing party in such litigation, proceeding or dispute, and (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches. The Borrower shall not pay the fees, expenses and disbursements incurred by any Lender other than the Agent in connection with the review and preparation of this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein. The covenants of this
Section 14 shall survive payment or satisfaction of all other Obligations.

     SECTION 15. INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Agents, the Arranger, the Lenders and their respective affiliates, officers, directors and employees from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or the Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding liabilities, losses, damages or expenses which are determined by a court of competent jurisdiction by final order to result from the gross negligence or willful misconduct of the Person seeking indemnification hereunder. In litigation, or the preparation therefor, the Lenders, the Arranger and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 15 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 15 shall survive payment or satisfaction in full of all other Obligations.

     SECTION 16. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans or the issuance of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any Letter of Credit or the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, renew or extend Letters of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     SECTION 17. ASSIGNMENT AND PARTICIPATION.

     SECTION 17.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it and its risk associated with Letters of Credit); PROVIDED that (a) except in the case of an assignment by a Lender to the financial institution acquiring such Lender in conjunction with the sale or merger of such Lender, each of the Agent and the Borrower shall have given its prior written consent to such assignment, which consent, in each case, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a minimum of $5,000,000 or an integral multiple of $500,000 in excess thereof, unless such assignment is to a Lender or a Lender Affiliate of the assigning Lender, in which case there shall be no such minimum amount, or is an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans owing to it, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT H attached hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 17.3 hereof, be released from its obligations under this Credit Agreement.

     SECTION 17.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the

Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Sections 5.4 and 6.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made satisfactory arrangements with the assigning Lender with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     SECTION 17.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, other than with respect to assignments by any Lender to (a) any Lender Affiliate of such Lender, (b) any of the twelve (12) Federal Reserve Banks as provided in Section
17.7 hereof or (c) any other Lender hereunder, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.

     SECTION 17.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     SECTION 17.5. PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit

Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would (i) reduce the principal of or the interest rate on any Loans, (ii) extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, (iii) reduce the amount of any Facility Fees, Utilization Fees or Letter of Credit Fees to which such participant is entitled, (iv) extend any regularly scheduled payment date for principal or interest or (v) release any collateral for the Obligations.

     SECTION 17.6. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Sections 11.1 or 11.2 hereof, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Sections 11.1 or 11.2 hereof to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

     SECTION 17.7. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 15 hereof with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which it becomes a Lender hereunder, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 17 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, may at any time assign all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any Lender Affiliate of such Lender (provided that such assignment to such Affiliate does not impose any additional tax liabilities on the Borrower) and with respect to any Lender that is a Fund, to any Lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such Lender, in each case without payment to the Agent of the registration fee as provided in Section 17.3 hereof. No such pledge or assignment or the enforcement thereof shall release the pledgor or assignor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

     SECTION 17.8. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

     SECTION 18. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required by this Credit Agreement or the Notes or any Reimbursement Agreements shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 500 Staples Drive, Framingham, MA 01701,
     Attention: Mr. William Swanson, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with a copy to Jack A. VanWoerkom, Esq., Senior Vice President and General Counsel, Staples, Inc., 500 Staples Drive, Framingham, MA 01701;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Linda E. C. Alto, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Lender, at such Lender's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by registered or certified first-class mail return receipt requested, postage prepaid, on the third Business Day following the mailing thereof.

     SECTION 19. GOVERNING LAW.

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING IN SUCH STATE AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 18 HEREOF. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE

TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     SECTION 20. HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     SECTION 21. COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

     SECTION 22. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 24 hereof.

     SECTION 23. WAIVER OF JURY TRIAL.

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lender or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     SECTION 24. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, the rate of interest on the Notes and the amount of any Facility Fees or Utilization Fees may not be reduced or forgiven, the term of the Notes may not be extended, the regularly scheduled payment date for principal or interest on the Notes, the Reimbursement Obligations or any Facility Fees or Utilization Fees may not be postponed or extended, and the Commitment Amounts of a Lender may not be increased, in each case without the written consent of the Borrower and the written consent of each Lender directly affected thereby; the principal amount of any Loans may not be forgiven without the written consent of each Lender directly affected thereby; this Section 24 may not be changed without the written consent of the BorroweR and the written consent of all of the Lenders; the definition of Required Lenders may not be amended without the written consent of all of the Lenders; the Agent may not release any guaranty for the Obligations (except as provided in Section 4.13 hereof) without the written consent of all the Lenders; the amount of the Agent Fees payablE for the account of the Agent, any provision applicable to the Swing Line Loans and the Agent in its capacity as lender of the Swing Line Loans, and Section 13 hereof may not be amended without the written consent of the Agent; anD no provision applicable to the Issuing Bank may be amended without the written consent of the Issuing Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     SECTION 25. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     SECTION 25.1. CONFIDENTIALITY. Each of the Lenders and the Agent agrees, on behalf of itself and each of itS affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any Confidential Information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 25 or becomes available to any of the Lenders or the Agent on a nonconfidentiaL basis from a source other than the Borrower or any of its Subsidiaries, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Agent, (d) to bank examiners, any other regulatory authority having jurisdiction over any Lender or the Agent (to the extent required by such Lender by law or subpoena, but only to the extent permitted by applicable laws and regulations, including those applying to classified materials), or to auditors or accountants (provided such auditor or accountant has agreed to be bound by this Section 25), (e) to the Agent, any Lender or, any Financial Affiliate (provided such FinanciaL Affiliate has agreed in a writing enforceable by the Borrower to be bound by this Section 25), (f) in connection witH any litigation to which any one or more of the Lenders, the Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of any Agent who has agreed in a writing enforceable by the Borrower to be bound by this Section 25, (h) to any assignee or participant (or prospective assignee or participant) or any actual oR prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 25 or (i) with the consent of the Borrower.

     SECTION 25.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each oF the Lenders and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process including, without limitation, any disclosure under Section 25.1(b), (d) or (f). IN addition to, and without limiting the foregoing, each of the Lenders and the Agent shall permit the Borrower to intervene in any relevant proceedings to protect its interests in the non-public information and shall provide reasonable cooperation to the Borrower, at the Borrower's expense, in seeking to obtain such protection. Each of the Lenders and the Agent further agrees that if the Borrower is not successful in precluding the court or other legal body from requiring the disclosure of the non-public information, such Lender or the Agent, as the case may be, will furnish only that portion of the non-public information which it in good faith reasonably considers to be legally required and, at the request and expense of the Borrower, will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the non-public information.

     SECTION 25.3. OTHER. In no event shall any Lender or the Agent be obligated or required to return anY materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this Section 25 shall supersede and replace the obligations of such Lender under anY confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

     SECTION 26. SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                       STAPLES, INC.



                                       By:________________________________
                                          Name:
                                          Title:

                                       FLEET NATIONAL BANK, individually and
                                       as Agent



                                       By:________________________________
                                          Name:
                                          Title:

                                       CITICORP USA, INC., individually and as
                                       Co-Syndication Agent



                                       By:________________________________
                                          Name:
                                          Title:

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       individually and as Co-Syndication Agent



                                       By:________________________________
                                          Name:
                                          Title:

                                       HSBC BANK USA, individually and as
                                       Co-Documentation Agent



                                       By:________________________________
                                          Name:
                                          Title:

                                       JPMORGAN CHASE BANK, individually and as Co-Documentation Agent



                                       By:________________________________
                                          Name:
                                          Title:

                                       SOVEREIGN BANK



                                       By:________________________________
                                          Name:
                                          Title:

                                       U.S BANK NATIONAL ASSOCIATION



                                       By:________________________________
                                          Name:
                                          Title:

                                       BANK ONE, NA
                                       (Main Office Chicago)



                                       By:________________________________
                                          Name:
                                          Title:

                                       UNION BANK OF CALIFORNIA, N.A.



                                       By:________________________________
                                          Name:
                                          Title:

                                       THE BANK OF NEW YORK



                                       By:________________________________
                                          Name:
                                          Title:

                                       KEYBANK NATIONAL ASSOCIATION



                                       By:________________________________
                                          Name:
                                          Title:

                                       WELLS FARGO BANK,
                                       NATIONAL ASSOCIATION



                                       By:________________________________
                                          Name:
                                          Title:

                                       THE BANK OF NOVA SCOTIA



                                       By:________________________________
                                          Name:
                                          Title:

                                       PNC BANK, NATIONAL ASSOCIATION



                                       By:________________________________
                                          Name:
                                          Title:

                                       ALLIED IRISH BANKS, PLC



                                       By:________________________________
                                          Name:
                                          Title:

                                       NATIONAL CITY BANK



                                       By:________________________________
                                          Name:
                                          Title:

                                       KBC BANK NV



                                       By:________________________________
                                          Name:
                                          Title: